EXHIBIT 2.13
                                                                    ------------

                                                                       Conformed
                                                                       ---------


                       IN THE UNITED STATES DISTRICT COURT
                      FOR THE SOUTHERN DISTRICT OF FLORIDA


LEONARD ROSENBLUM, J/B INVESTMENT PARTNERS, SMALL and REBECCA BARMACK, PARTNERS, BARBARA HALL, HENRY R. GRAHAM, ANNE R. GRAHAM, MARGO CORTELL, PATRICK M. RHODES, BERNICE M. HUELS, GARRETT N. VOIGHT, CLAIRE E. FULCHER, MARCELLA LEVY, RICHARD HODGSON, CITY PARTNERSHIPS, HELMAN PARSONS AND CLEVA PARSONS, on behalf of themselves and all others similarly situated and derivatively on behalf of the Nominal Defendants,

     Plaintiffs,

v.
     Case  No.  98-8030
EQUIS FINANCIAL GROUP LIMITED PARTNERSHIP, a Massachusetts Limited Partnership, EQUIS CORPORATION, a Massachusetts Corporation, GDE ACQUISITION LIMITED PARTNERSHIP, a Massachusetts Limited Partnership, AFG LEASING INCORPORATED, a Massachusetts Corporation, AFG LEASING IV INCORPORATED, a Massachusetts Corporation, AFG LEASING VI INCORPORATED, a Massachusetts Corporation, AFG AIRCRAFT MANAGEMENT CORPORATION, a Massachusetts Corporation, AFG ASIT CORPORATION, a Massachusetts Corporation, AF/AIP PROGRAMS LIMITED PARTNERSHIP, a Massachusetts Limited Partnership, GARY D. ENGLE and GEOFFREY A. MACDONALD,

     Defendants,

AIRFUND I INTERNATIONAL LIMITED PARTNERSHIP, a Massachusetts Limited Partnership, AIRFUND II INTERNATIONAL LIMITED PARTNERSHIP, a Massachusetts Limited Partnership, AMERICAN INCOME 4 LIMITED PARTNERSHIP, a Massachusetts
Limited  partnership,  AMERICAN  INCOME  5  LIMITED PARTNERSHIP, a Massachusetts
Limited  Partnership,  AMERICAN  INCOME  6  LIMITED PARTNERSHIP, a Massachusetts
Limited  partnership,  AMERICAN  INCOME  7  LIMITED PARTNERSHIP, a Massachusetts
Limited  Partnership,  AMERICAN  INCOME  8  LIMITED PARTNERSHIP, a Massachusetts
Limited Partnership, AMERICAN INCOME PARTNERS III-A LIMITED PARTNERSHIP, a Massachusetts Limited Partnership, AMERICAN INCOME PARTNERS III-B LIMITED PARTNERSHIP, a Massachusetts Limited Partnership, AMERICAN INCOME PARTNERS III-C LIMITED PARTNERSHIP, a Massachusetts Limited Partnership, AMERICAN INCOME PARTNERS III-D LIMITED PARTNERSHIP, a Massachusetts Limited Partnership,
AMERICAN INCOME PARTNERS IV-A LIMITED PARTNERSHIP, a Massachusetts Limited Partnership, AMERICAN INCOME PARTNERS IV-B LIMITED PARTNERSHIP, a Massachusetts Limited Partnership, AMERICAN INCOME PARTNERS IV-C LIMITED PARTNERSHIP, a Massachusetts Limited Partnership, AMERICAN INCOME PARTNERS IV-D LIMITED PARTNERSHIP, a Massachusetts Limited Partnership, AMERICAN INCOME PARTNERS V-A LIMITED PARTNERSHIP, a Massachusetts Limited Partnership, AMERICAN INCOME PARTNERS V-B LIMITED PARTNERSHIP, a Massachusetts Limited Partnership, AMERICAN INCOME PARTNERS V-C LIMITED PARTNERSHIP, a Massachusetts Limited Partnership, AMERICAN INCOME PARTNERS V-D LIMITED PARTNERSHIP, a Massachusetts Limited Partnership, AMERICAN INCOME FUND I-B, a Massachusetts Limited Partnership, AMERICAN INCOME FUND I-C, a Massachusetts Limited Partnership, AMERICAN INCOME FUND I-D, a Massachusetts Limited Partnership, AMERICAN INCOME FUND I-E, a Massachusetts Limited Partnership, AFG INVESTMENT TRUST A, a Delaware business trust, AFG INVESTMENT TRUST B, a Delaware business trust, AFG INVESTMENT TRUST C, a Delaware business trust, and AFG INVESTMENT TRUST D, a Delaware business trust,

      Nominal  Defendants.

   AMENDMENT TO SUBSECTION 2.2(F) OF THE REVISED STIPULATION OF SETTLEMENT DATED
   -----------------------------------------------------------------------------
                                JANUARY 29, 2002
                                ----------------


     Pursuant to the Court's instruction at the June 7, 2002 fairness hearing in the above-captioned action, the Parties hereby agree to, and submit, the following amendment to be substituted in Subsection 2.2.(f) of the Revised Stipulation of Settlement dated January 29, 2002:
     (f)     Sale  of  the  Echelon  Notes.  In  accordance  with  the  Court's
             -----------------------------
Preliminary Approval Order dated March 22, 1999 requiring that the Defendants use their best efforts to sell any New Investments in an orderly and timely fashion if the Exchange has not occurred, Equis and the General Partners shall purchase the Echelon Notes not later than the last day of the first fiscal quarter after the Effective Date - the Operating Partnership Sub-Class (the "Note Payment Date"). Equis and the General Partners shall purchase the Echelon Notes for a price equal to their aggregate outstanding principal amount plus an annualized return of 7.5% simple interest (calculated on the basis of the $32 million original aggregate principal amount of the Echelon Notes less any payments during the original aggregate principal amount of the Echelon Notes less any payments during the term of such notes) from the origination date of March 8, 2000 until the date on which the Echelon Notes are purchased (the "Echelon Note Purchase Price"). The Defendants shall cause Echelon Residential Holdings LLC not to make any distributions in respect of its common equity interests while any outstanding principal and accrued interest of the Echelon Notes is payable to the Operating Partnerships or the Liquidating Trust, as the case may be. For the purpose of calculating the Echelon Note Purchase Price, any payments made in respect to the Echelon Notes prior to the purchase of the notes by Equis and the General Partners shall be applied as a reduction in principal amount pro rata of the Echelon Notes and the 7.5% rate of return will cease to accrue on such payments after receipt of such payments. IT IS THE CLEAR INTENT AND AGREEMENT OF THE PARTIES THAT IN NO EVENT SHALL EQUIS AND THE GENERAL PARTNERS PAY LESS FOR THE ECHELON NOTES THAN THE ECHELON NOTE PURCHASE PRICE (I.E., $32 MILLION PLUS 7.5% SIMPLE INTEREST ACCRUED ON THAT AMOUNT FROM
        ----
THE ORIGINATION DATE OF MARCH 8, 2000 UNTIL THE DATE ON WHICH THE ECHELON NOTES ARE PURCHASED). HOWEVER, IN ORDER TO ENSURE THAT THE DEFENDANTS ARE NOT RECEIVING A WINDFALL IN CONNECTION WITH THE PURCHASE OF THE ECHELON NOTES, THE DEFENDANTS SHALL HAVE AN APPRAISAL OF THE PROPERTIES UNDERLYING THE ECHELON
NOTES CONDUCTED PRIOR TO THE NOTE PAYMENT DATE BY AN INDEPENDENT, NATIONALLY RECOGNIZED, ACCREDITED APPRAISER. IN THE EVENT THAT THE FAIR MARKET VALUE OF THE PROPERTIES UNDERLYING THE ECHELON NOTES BASED ON THE APPRAISAL EXCEEDS THE
                                                                     -------
ECHELON  NOTE  PURCHASE  PRICE  (I.E., IS MORE THAN $32 MILLION PLUS 7.5% SIMPLE
                                 ----
INTEREST CALCULATED AS DESCRIBED ABOVE), THE LIQUIDATING TRUSTEE WILL HAVE THE OPTION TO FORECLOSE AND COLLECT ON THE ECHELON NOTES RATHER THAN ALLOW EQUIS AND THE GENERAL PARTNERS TO PURCHASE THE ECHELON NOTES FOR THE ECHELON NOTE PURCHASE PRICE. Upon receipt of the Echelon Note Purchase Price, the Operating Partnerships will assign and deliver their respective Echelon Notes to Equis and the General Partners along with a full release of the Payor's obligations to the Operating Partnerships under the Echelon Notes. Equis and the General Partners agree that upon receipt of the Echelon Notes and said release they shall forebear from foreclosing on the Echelon Notes.
     In the event the Echelon Note Purchase Price has not been paid for the Echelon Notes by Equis and the General Partners by the Maturity Date of September 8, 2002, the Operating Partnerships shall forebear from foreclosing on the Echelon Notes until the earlier of the purchase of the Echelon Notes by Equis and the General Partners on the Note Payment Date or the rejection, termination or cancellation of this Revised Stipulation.

Respectfully  submitted,
this  11th  day  of  June  2002,

ATTORNEYS  FOR  PLAINTIFFS:


       s/Allan  Lerner    by  ADF
---------------------------------
LERNER  &  PEARCE,  P.A.
Allan  M.  Lerner
2888  East  Oakland  Park  Boulevard
Fort  Lauderdale,  FL   33306
(305)  563-8111

and

        s/Andrew  D.  Friedman
------------------------------
WECHSLER  HARWOOD  HALEBIAN  &  FEFFER  LLP
Andrew  D.  Friedman
488  Madison  Avenue,  8th  Floor
New  York,  NY  10022
(212)  935-7400

LAW  OFFICES  OF  VINCENT  T.  GRESHAM
Vincent  T.  Gresham
6065  Roswell  Road,  Ste.  1445
Atlanta,  GA  30328
(770)  552-5270

GILMAN  AND  PASTOR
Peter  A.  Lagorio
One  Boston  Place
Boston,  MA  02108-4400
(617)  589-3750

BENJAMIN  S.  SCHWARTZ,  CHARTERED
Benjamin  S.  Schwartz
4600  Olympic  Way
Evergreen,  CO   80439
(303)  670-5941

GLANCY  &  BINKOW
Lionel  Z.  Glancy
1801  Avenue  of  the  Stars,  Suite  306
Los  Angeles,  CA   90067
(310)  201-9150

LAW  OFFICES  OF  JAMES  V.  BASHIAN
500  Fifth  Avenue,  Ste.  2700
New  York,  NY  10110
(212)  921-4100

THOMAS  A.  HOADLEY,  PA
310  Australian  Avenue
Palm  Beach,  FL  33480
(561)  792-9006

GOODKIND,  LABATAN,  RUDOFF  &  SUCHAROW,  LLP
Lynda  J.  Grant
Robert  N.  Cappucci
100  Park  Avenue
New  York,  NY  10017
(212)  907-0700

LASKY  &  RIFKIND,  LTD.
Leigh  Lasky
30  North  LaSalle  Street,  Ste.  2140
Chicago,  IL  60602
(312)  759-7670

HAROLD  B.  OBSTFELD,  P.C.
Harold  B.  Obstfeld
260  Madison  Avenue
New  York,  NY  10116
(212)  696-1212

ATTORNEYS  FOR  DEFENDANTS:


       s/Gerald  F.  Richman
----------------------------
RICHMAN  GREER  WEIL  BRUMBAUGH
MIRABITO  &  CHRISTENSEN,  P.A.
Gerald  F.  Richman,  Esq.
250  Australian  Ave.  South  -  Suite  1504
West  Palm  Beach,  Florida   33401
Tel.  (561)  803-3500

and

       s/Gregory  P.  Deschenes
-------------------------------
NIXON  PEABODY  LLP
Deborah  L.  Thaxter,  P.C.
Gregory  P.  Deschenes
101  Federal  Street
Boston,  MA  02110-1832
Te.  (617)  345-1000





                                    EXHIBIT A
                                    ---------

                                                          EXHIBIT 2.13 EXHIBIT A
                                                          ----------------------


                                                                       Conformed
                                                                       ---------

                       IN THE UNITED STATES DISTRICT COURT
                      FOR THE SOUTHERN DISTRICT OF FLORIDA



LEONARD ROSENBLUM, J/B INVESTMENT PARTNERS, SMALL and REBECCA BARMACK, PARTNERS, BARBARA HALL, HENRY R. GRAHAM, ANNE R. GRAHAM, MARGO CORTELL, PATRICK M. RHODES, BERNICE M. HUELS, GARRETT N. VOIGHT, CLAIRE E. FULCHER, MARCELLA LEVY, RICHARD HODGSON, CITY PARTNERSHIPS, HELMAN PARSONS AND CLEVA PARSONS, on behalf of themselves and all others similarly situated and derivatively on behalf of the Nominal Defendants,

     Plaintiffs,

v.
     Case  No.  98-8030
EQUIS FINANCIAL GROUP LIMITED PARTNERSHIP, a Massachusetts Limited Partnership, EQUIS CORPORATION, a Massachusetts Corporation, GDE ACQUISITION LIMITED PARTNERSHIP, a Massachusetts Limited Partnership, AFG LEASING INCORPORATED, a Massachusetts Corporation, AFG LEASING IV INCORPORATED, a Massachusetts Corporation, AFG LEASING VI INCORPORATED, a Massachusetts Corporation, AFG AIRCRAFT MANAGEMENT CORPORATION, a Massachusetts Corporation, AFG ASIT CORPORATION, a Massachusetts Corporation, AF/AIP PROGRAMS LIMITED PARTNERSHIP, a Massachusetts Limited Partnership, GARY D. ENGLE and GEOFFREY A. MACDONALD,

     Defendants,

AIRFUND I INTERNATIONAL LIMITED PARTNERSHIP, a Massachusetts Limited Partnership, AIRFUND II INTERNATIONAL LIMITED PARTNERSHIP, a Massachusetts Limited Partnership, AMERICAN INCOME 4 LIMITED PARTNERSHIP, a Massachusetts
Limited  partnership,  AMERICAN  INCOME  5  LIMITED PARTNERSHIP, a Massachusetts
Limited  Partnership,  AMERICAN  INCOME  6  LIMITED PARTNERSHIP, a Massachusetts
Limited  partnership,  AMERICAN  INCOME  7  LIMITED PARTNERSHIP, a Massachusetts
Limited  Partnership,  AMERICAN  INCOME  8  LIMITED PARTNERSHIP, a Massachusetts
Limited Partnership, AMERICAN INCOME PARTNERS III-A LIMITED PARTNERSHIP, a Massachusetts Limited Partnership, AMERICAN INCOME PARTNERS III-B LIMITED PARTNERSHIP, a Massachusetts Limited Partnership, AMERICAN INCOME PARTNERS III-C LIMITED PARTNERSHIP, a Massachusetts Limited Partnership, AMERICAN INCOME PARTNERS III-D LIMITED PARTNERSHIP, a Massachusetts Limited Partnership,
AMERICAN INCOME PARTNERS IV-A LIMITED PARTNERSHIP, a Massachusetts Limited Partnership, AMERICAN INCOME PARTNERS IV-B LIMITED PARTNERSHIP, a Massachusetts Limited Partnership, AMERICAN INCOME PARTNERS IV-C LIMITED PARTNERSHIP, a Massachusetts Limited Partnership, AMERICAN INCOME PARTNERS IV-D LIMITED PARTNERSHIP, a Massachusetts Limited Partnership, AMERICAN INCOME PARTNERS V-A LIMITED PARTNERSHIP, a Massachusetts Limited Partnership, AMERICAN INCOME PARTNERS V-B LIMITED PARTNERSHIP, a Massachusetts Limited Partnership, AMERICAN INCOME PARTNERS V-C LIMITED PARTNERSHIP, a Massachusetts Limited Partnership, AMERICAN INCOME PARTNERS V-D LIMITED PARTNERSHIP, a Massachusetts Limited Partnership, AMERICAN INCOME FUND I-B, a Massachusetts Limited Partnership, AMERICAN INCOME FUND I-C, a Massachusetts Limited Partnership, AMERICAN INCOME FUND I-D, a Massachusetts Limited Partnership, AMERICAN INCOME FUND I-E, a Massachusetts Limited Partnership, AFG INVESTMENT TRUST A, a Delaware business trust, AFG INVESTMENT TRUST B, a Delaware business trust, AFG INVESTMENT TRUST C, a Delaware business trust, and AFG INVESTMENT TRUST D, a Delaware business trust,

     Nominal  Defendants.

                        REVISED STIPULATION OF SETTLEMENT
                        ---------------------------------


     This Revised Stipulation of Settlement (the "Revised Stipulation" or "Settlement") dated as of January 29, 2002 is made and entered into by and among the Plaintiffs, individually and on behalf of all others similarly situated, as further described below, and derivatively on behalf of the Nominal Defendants (defined below), on the one hand, and the Defendants (defined below), on the other hand, by and through their undersigned attorneys in the Action (defined below), and is subject to the approval of the Court (defined below).

                                    RECITALS
                                    --------
     Capitalized terms not otherwise defined shall have the meanings set forth in Article I of this Revised Stipulation.
     WHEREAS
     A. This Action was brought by the Plaintiffs, owners of limited partner units ("Units") or beneficial interests ("Interests") in investment programs sponsored by defendant Equis Financial Group Limited Partnership, as successor-in-interest to American Finance Group ("Equis"), as a class and derivative action on behalf of the twenty-eight investment programs named as Nominal Defendants in the Action -- twenty-four (24) limited partnerships (the "Partnerships") and four (4) Trusts organized under Delaware law (the "Trusts") (the Partnerships and the Trusts are referred to collectively as the "Nominal Defendants") -- and a putative class of current and certain former owners of Units or Interests of the Nominal Defendants (the "putative Class" or "Class" or "Class Members").
B. Named as defendants are Equis, certain of its affiliates, including five wholly-owned subsidiaries of Equis which are the general partners or managing trustees of one or more of the Nominal Defendants (the "Managing Defendants"), and certain other entities and individuals alleged to own and/or control one or more of the Managing Defendants and Nominal Defendants (the "Controlling Defendants").
C. Plaintiffs have asserted claims arising out of the acts, errors, omissions, practices, and course of conduct allegedly engaged in by the Defendants in connection with the operation and management of the Nominal Defendants, including, but not limited to, common law fraud, breach of contract, breach of fiduciary duties, and violations of the Partnership and/or Trust Agreements that govern each of the Nominal Defendants, and seek various legal and equitable remedies, including compensatory and punitive damages and various forms of injunctive relief.
D. Plaintiffs allege that the Defendants have engaged in a common plan and scheme in which they have, among other things, (1) violated Section 14(a) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and the rules and regulations promulgated by the SEC thereunder, by intentionally or recklessly issuing, disseminating to certain Class Members, and/or filing with the SEC, documents which contained false and misleading statements and/or omissions of material facts; and (2) breached their fiduciary duties of loyalty, good faith and due diligence by, among other things, (a) misappropriating assets of the Nominal Defendants by causing them to, inter alia, sell or exchange assets for inadequate consideration, enter into unnecessary and wasteful transactions, and to pay fees and reimbursements of expenses to the Defendants and their affiliates in amounts that greatly exceeded the value of the services provided and/or the amounts permitted by the respective Governing Agreements of the Nominal Defendants, (b) failing to explore and/or pursue transactions designed to maximize the value of the Units and Interests, and (c) usurping business opportunities that belonged to the Nominal Defendants and the profits derived therefrom.
E. Defendants categorically deny the allegations in the Class and Derivative Action Complaint, deny any fault, wrongdoing, or liability relating in any way to, inter alia, the offering and sale of Units or Interests; any statements or demands concerning the Partnerships; and the operation and management of any of the Partnerships and Trusts. The Defendants further deny that they acted improperly in any way, and deny any liability of any kind to the Named Plaintiffs, the Nominal Defendants, or any member of the Settlement Class. The Defendants are entering into this Revised Stipulation solely because the proposed settlement would eliminate the burden, inconvenience and expense of further litigation and to achieve total and final release, repose and protection.
F. In the absence of this Revised Stipulation, Defendants would vigorously assert and pursue several defenses as a complete bar to recovery in this Action.
G. The parties agree that the Court should grant a joint motion for conditional certification of the Settlement Class and that the Court should designate the Named Plaintiffs as class representatives and designate Class Counsel as class counsel, solely for the purposes of this Revised Stipulation and the Settlement of the Action as set forth herein.
H. The parties consider it desirable that the Action be settled on the terms and conditions set forth in this Revised Stipulation.
I. Based on their investigation of the facts and of the applicable law, the Named Plaintiffs and Class Counsel have concluded that the proposed settlement of the Action on the terms and conditions of this Revised Stipulation is fair, reasonable, and adequate and is in the best interests of the Settlement Class and the Nominal Defendants, having taken into account the risks and difficulties involved in attempting to establish a right of recovery on behalf of the Settlement Class and/or the Nominal Defendants against the Defendants, the expense and length of time necessary to continue the litigation through trial and the appeals that might follow, and the uncertainty inherent in any complex litigation and the substantial benefits of the Settlement for the Class and Nominal Defendants.
J. The proposed settlement of the Action contemplated by this Revised Stipulation is the product of extensive, good faith, and arm's-length negotiation between Class Counsel and counsel for the Defendants.
NOW, THEREFORE, in consideration of the foregoing Recitals and the agreements, covenants, representations and warranties set forth herein, IT IS HEREBY STIPULATED AND AGREED by and among the Parties, by and through their attorneys or counsel of record, that, subject to the approval of the Court, the Action and all claims that have been or could have been asserted therein shall be finally and fully compromised and settled as to all Defendants and the Released Parties, and this Action shall be dismissed on the merits and with prejudice as to all Defendants and the Released Parties upon the following terms and conditions:

                                    ARTICLE I
                                   DEFINITIONS
                                   -----------

     As used in this Revised Stipulation, the following capitalized terms shall have the meanings respectively assigned to them below.
Section 1.1.  "Action" shall mean the case entitled Leonard Rosenblum, et al. v.
               ------                               ----------------------------
Equis Financial Group, Inc. et al., Case No. 98-8030, filed in the United States
----------------------------------
District Court for the Southern District of Florida by the Plaintiffs, individually and on behalf of all persons similarly situated and derivatively on behalf of the Nominal Defendants, against the Defendants.
Section 1.2.     "Class" or "Settlement Class" or "Class Members" shall mean the
                  -----      ----------------      -------------
class comprised of all Members of the three sub-classes defined herein -- the RSL Sub-Class, Operating Partnership Sub-Class and Trust Sub-Class -- excluding only those RSL Sub-Class and Trust Sub-Class Members who submit a valid and timely request for exclusion from the Settlement Class pursuant to the provisions of the Class Certification and Notice Order.
Section  1.3.     "Class  Counsel"  shall  mean Law Offices of Lionel Z. Glancy,
                   --------------
Wechsler Harwood Halebian & Feffer LLP, Gilman and Pastor, LLP, The Law Office of Vincent T. Gresham, Benjamin S. Schwartz, Chartered, Law Offices of Allen M. Lerner, Law Offices of James V. Bashian, Thomas A. Hoadley, P.A., Goodkind, Labatan, Rudoff & Sucharow, LLP, Lasky & Rifkind, Ltd., and Harold B. Obstfeld, P.C.
Section  1.4.     "Complaint"  or  "Class and Derivative Action Complaint" shall
                   ---------        -------------------------------------
mean  the  class  and  derivative action complaint filed on or about January 15,
1998.
Section  1.5.     "Counsel  for  the  Defendants"  shall mean Nixon Peabody LLP.
                   -----------------------------
Section  1.6.     "Court"  shall  mean  the United States District Court for the
                   -----
Southern  District  of  Florida.
Section 1.7.     "Defendant/Defendants" shall mean Equis Financial Group Limited
                  --------------------
Partnership, Equis Corporation, GDE Acquisition Limited Partnership, AFG Leasing Incorporated, AFG Leasing IV Incorporated, AFG Leasing VI Incorporated, AFG Aircraft Management Corporation, AFG ASIT Corporation, AF/AIP Programs Limited Partnership, Gary D. Engle and Geoffrey A. MacDonald, either singularly or collectively.
     Section  1.8.     "Echelon  Notes"  shall  mean  the  $32 million aggregate
                        --------------
principal amount of promissory notes issued by Echelon Residential Holdings LLC to the Operating Partnerships to finance the acquisition of the Properties pursuant to the Court's March 22, 1999 Order permitting the Operating Partnerships to make New Investments.
     Section  1.9.     "Echelon  Note  Purchase  Price"  shall  mean  the  price
                        ------------------------------
required to be paid to the Operating Partnerships for the Echelon Notes which shall be an amount equal to the aggregate outstanding principal amount of $32 million plus a return of 7.5% simple interest per annum on the outstanding principal amounts of the Echelon Notes calculated from the origination date of March 8, 2000 through the Note Payment Date.
Section  1.10.     "Effective  Date  - RSL and Trust Sub-Classes" shall mean the
                    --------------------------------------------
first date on which the Final Judgment and Order with respect to the RSL and Trust Sub-Classes entered by the Court, as described in Section 4.4 hereof, becomes final, binding and non-appealable which shall be deemed to occur upon the last of the following: (a) if no appeal or review of the Final Judgment - RSL and Trust Sub-Classes is sought, the thirtieth (30th) day after entry of the Final Judgment - RSL and Trust Sub-Classes (or, if the date for taking an appeal shall be extended, the date of expiration of the extension); or (b) if an appeal or review of the Final Judgment and Order - RSL and Trust Sub-Classes is sought, the day after such Final Judgment and Order - RSL and Trust Sub-Classes is affirmed or the appeal or review is dismissed or denied and such Final Judgment and Order - RSL and Trust Sub-Classes is no longer subject to further review.
Section  1.11.     "Effective Date - Operating Partnership Sub-Class" shall mean
                    ------------------------------------------------
the first date on which the Final Judgment and Order with respect to the Operating Partnership Sub-Class entered by the Court, as described in Section
4.4 hereof, becomes final, binding and non-appealable which shall be deemed to occur upon the last of the following: (a) if no appeal or review of the Final Judgment - Operating Partnership Sub-Class is sought, the thirtieth (30th) day after the entry of the Final Judgment - Operating Partnership Sub-Class (or , if the date for taking an appeal shall be extended, the date of expiration of the extension); or (b) if an appeal or review of the Final Judgment and Order - Operating Partnership Sub-Class is sought, the date after such Final Judgment and Order - Operating Partnership Sub-Class is no longer subject to further review.
Section  1.12.     "Equipment" shall mean the existing equipment assets directly
                    ---------
and  indirectly  owned  by  the  Partnerships  and  Trusts.
Section 1.13.     "Expense Fund" shall mean an amount not to exceed $2.5 million
                   ------------
to be used for the payment of attorneys' fees and reimbursable expenses of Class Counsel that are approved by the Court.
Section  1.14.     "Final  Judgment and Order - RSL and Trust Sub-Classes" shall
                    -----------------------------------------------------
mean  the final judgment entered by the Court as provided in Section 4.4 hereof.
Section  1.15.     "Final  Judgment and Order - Operating Partnership Sub-Class"
                    -----------------------------------------------------------
shall mean the final judgment entered by the Court as provided in Section 4.4 hereof, substantially in the form of Exhibit C hereto, finally approving the Settlement contemplated by this Revised Stipulation with respect to the Operating Partnership Sub-Class.
Section  1.16.     "General Partner" or "General Partners" shall mean any of the
                    ---------------      ----------------
General Partners of the Partnerships, including AFG Leasing Associates, a Massachusetts general partnership, AFG Leasing Incorporated, a Massachusetts corporation, AFG Leasing Associates II, a Massachusetts general partnership, AFG Leasing IV Incorporated, a Massachusetts corporation, AFG Leasing VI Incorporated, a Massachusetts corporation, AFG Aircraft Management Corporation, a Massachusetts corporation, and AFG ASIT Corporation, a Massachusetts corporation.
Section 1.17.     "General Partner Interest" shall mean the percentage ownership
                   ------------------------
of the General Partners in the Partnerships as set forth in the Partnership Agreements.
Section  1.18.     "Governing  Agreements"  means  the  Partnership  and  Trust
                    ---------------------
Agreements  that  govern  each  of  the  Nominal  Defendants.
Section 1.19.     "Lead Plaintiffs' Counsel" shall mean Andrew D. Friedman, Esq.
                   ------------------------
of  Wechsler  Harwood  Halebian  &  Feffer  LLP.
Section  1.20.     "Limited  Partner" shall mean  a Person who owns Units of any
                    ----------------
of  the  Partnerships.
Section 1.21.     "Liquidating Trust" shall mean a liquidating trust established
                   -----------------
upon the dissolution of the Operating Partnerships, one of the trustees of which shall be an independent, nationally-recognized financial institution. The trustee(s) may engage a manager to manage and administer the Liquidating Trust assets and liabilities.
Section  1.22.     "Liquidating  Trustee"  shall  mean  the  Trustee(s)  of  the
                    --------------------
Liquidating  Trust.
Section  1.23.     "Manager"  shall  mean  the  manager  as  set  forth  in each
                    -------
Partnership  Agreement.
Section  1.24.     "Maturity Date" means the maturity date of the Echelon Notes,
                    -------------
September  8,  2002.
Section  1.25.     "Named  Plaintiffs"  shall  mean  Leonard  Rosenblum,  J/B
                    -----------------
Investment Partners, Small and Rebecca Barmack, Partners, Barbara Hall, Henry R. Graham, Anne R. Graham, Margo Cortell, Patrick M. Rhodes, Bernice M. Huels, Garrett N. Voight, Claire E. Fulcher, Marcella Levy, Richard Hodgson, City Partnerships, Helman Parsons and Cleva Parsons.
Section  1.26.     "Net  Proceeds" shall mean the gross amount of each Cash Fund
                    -------------
established pursuant to Sections 2.1(a), 2.2(b) and 2.3(a) and (b) of the Stipulation less the respective amount allocated to each Cash Fund for the portion of the Expense Fund that is to be contributed by the Class and Nominal Defendants (i.e., 60% of the Expense Fund).
             ----
Section  1.27.     "Nominal  Defendants"  shall  mean  the  twenty-four  (24)
                    -------------------
Partnerships organized under Massachusetts law and four (4) Trusts organized under Delaware law which collectively comprised all of the investment programs sponsored by Equis.
Section  1.28.     "Note  Payment  Date"  shall  mean  the last day of the first
                    -------------------
fiscal  quarter  after  the  Effective  Date-Operating  Partnership  Sub-Class.
Section  1.29.     "Notice  -  RSL and Trust Sub-Classes" or "Class Notice - RSL
                    ------------------------------------      ------------------
and  Trust  Sub-Classes"  shall  mean  the Notice of Class Action Determination,
  ---------------------
Proposed  Settlement  and  Fairness  Hearing  to be approved by the Court as set
  --
forth  in  Section  4.1  hereof.
  --
Section  1.30.     "Notice  -  Operating Sub-Class" or "Class Notice - Operating
                    ------------------------------      ------------------------
Sub-Class"  shall  mean  the  Notice  of  Class  Action  Determination, Proposed
  -------
Settlement  and  Fairness  Hearing  to  be approved by the Court as set forth in
  -----
Section  4.1  hereof,  substantially  in  the form attached as Exhibit B hereto.
  --
Section  1.31.     "Operating Partnerships" shall mean the following eleven (11)
                    ----------------------
Partnerships named as Nominal Defendants that are still in existence and currently operating:
(a)     American  Income  Partners  V-A  Limited  Partnership,
(b)     American  Income  Partners  V-B  Limited  Partnership,
(c)     American  Income  Partners  V-C  Limited  Partnership,
(d)     American  Income  Partners  V-D  Limited  Partnership,
(e)     American  Income  Fund  I-A,  a  Massachusetts  Limited  Partnership,
(f)     American  Income  Fund  I-B,  a  Massachusetts  Limited  Partnership,
(g)     American  Income  Fund  I-C,  a  Massachusetts  Limited  Partnership,
(h)     American  Income  Fund  I-D,  a  Massachusetts  Limited  Partnership,
(i)     American  Income  Fund  I-E,  a  Massachusetts  Limited  Partnership,
(j)     AIRFUND  International  Limited  Partnership,  and
(k)     AIRFUND  II  International  Limited  Partnership.

     Section  1.32.     "Operating Partnership Sub-Class" shall mean all Persons
                         -------------------------------
who own Units of any of the Operating Partnerships as of the date of the Court's preliminary approval of the Settlement. Members of this Sub-Class shall not have the right to request exclusion from the Settlement Class.
Section 1.33.     "Parties" shall mean, collectively, the Plaintiffs, the Class,
                   -------
the  Nominal  Defendants  and  the  Defendants.
Section 1.34.     "Partnership Agreements" shall mean, collectively, the amended
                   ----------------------
agreements of limited partnership of the Partnerships, the provisions of which govern the rights and obligations of their respective partners.
Section  1.35.     "Payor"  shall  mean  Echelon  Residential  Holdings LLC, the
                    -----
obligor  under  the  Echelon  Notes.
Section  1.36.     "Person"  shall mean an individual, corporation, partnership,
                    ------
limited partnership, limited liability company, association, joint stock company, estate, legal representative, trust, unincorporated organization and any other type of legal entity, and their heirs, predecessors, successors, representatives and assigns.
Section 1.37.     "Preliminary Approval Order" shall mean the order of the Court
                   --------------------------
as described in Section 4.1 hereof, substantially in the form attached as Exhibit A hereto.
     Section  1.38.     "Properties"  shall  mean  seven  parcels of land either
                         ----------
under construction or development as multifamily housing and interests in two joint ventures holding parcels of land under development as multifamily housing, originally owned by Echelon Residential LLC, a wholly-owned subsidiary of
Echelon Residential Holdings LLC, the issuer of the Echelon Notes, or the proceeds of such parcels of land and joint ventures in the event of a sale or refinancing.
     Section  1.39.     "Released  Parties"  means  (i)  the  Defendants  or the
                         -----------------
General Partners; (ii) past or present beneficiaries, subsidiaries, parents, affiliates, associates, successors or assigns including, without limitation, James A. Coyne, of any of the Defendants; (iii) past or present officers, directors, shareholders, partners, members, employees, and attorneys of any of the foregoing; (iv) agents, advisors, investment bankers, accountants, financial advisors or other advisors, including the issuer of the fairness opinion, appraisers, independent contractors, representatives, trustees, heirs, executors, and administrators of the Defendants and Nominal Defendants; and (v) Echelon Residential Holdings LLC, Echelon Residential LLC and any past or present beneficiaries, subsidiaries, parents, successors or assigns, officers, directors, members, employees, attorneys, agents, advisors, investment bankers, accountants, contractors, financial advisors, representatives, trustees, heirs, executors, administrators or other affiliates, associates and advisors of any of the foregoing.
Section  1.40.     "Releasing  Parties"  shall have the meaning ascribed to such
                    ------------------
term  in  Section  3.1  and  Section  3.2  hereof.
Section  1.41.     "Revised  Stipulation" shall mean this Revised Stipulation of
                    --------------------
Settlement,  together  with  all  exhibits  hereto.
Section  1.42.     "RSL  Sub-Class" shall mean all persons who owned Units as of
                    --------------
September 30, 1996 of any of the thirteen (13) Partnerships that sold all of their remaining assets to RSL Finance II Limited Partnership ("RSL") and were subsequently liquidated (the "Liquidated Partnerships") and/or the two (2) Operating Partnerships that sold certain assets to RSL in connection with the transaction closed on or about September 30, 1996 (the "RSL Transaction"), but shall exclude those Members who submit a valid and timely request for exclusion from the RSL Sub-Class pursuant to the provisions of the Class Certification and Notice Order.
Section  1.43.     "SEC"  shall  mean  the United States Securities and Exchange
                    ---
Commission.
     Section  1.44.     "Semele  Notes"  shall  mean purchase money notes in the
                         -------------
aggregate principal amount of $3,957,146 bearing an interest rate of 10% issued by Semele Group, Inc. indirectly to five of the Operating Partnerships as part of the consideration in the purchase of vessels formerly owned indirectly by the Partnerships and certain affiliated investment programs.
     Section  1.45.     "Semele Group Stock" shall mean 177,730 shares of common
                         ------------------
stock of Semele Group, Inc. indirectly issued to five of the Operating Partnerships as part of the consideration in the purchase of vessels formerly owned indirectly by those Partnerships and certain affiliated investment programs.
     Section  1.46.     "Settlement"  shall  mean  the  settlement of the Action
                         ----------
pursuant  to  the  terms  of  this  Revised  Stipulation.
Section  1.47.     "Settled  Claims" shall have the meaning ascribed to the term
                    ---------------
in  Sections  3.1  and  3.2  hereof.
Section  1.48.     "Settlement  Hearing" or "Settlement Hearings" shall mean the
                    -------------------      -------------------
fairness hearing or hearings held at the time and place designated by the Court to consider final approval of the Settlement, as provided in Section 4.3 hereof.
Section  1.49.     "Stipulation"  or  "Original  Stipulation"  shall  mean  the
                    -----------        ---------------------
original  Stipulation  of  Settlement,  together  with  all  exhibits  hereto.
Section  1.50.     "Trust  Sub-Class  Members"  shall mean all Persons who owned
                    -------------------------
Interests of the Trusts (now characterized as Class A Interests) as of September 1, 1997, and/or their successors and assigns, but shall exclude the Trusts and those Members who submit a valid and timely request for exclusion from the Trust Sub-Class pursuant to the provisions of the Class Certification and Notice Order.
Section  1.51.     "Trusts"  shall  mean  AFG  Investment  Trust  A,  a Delaware
                    ------
Business Trust; AFG Investment Trust B, a Delaware Business Trust; AFG Investment Trust C, a Delaware Business Trust; and AFG Investment Trust D, a Delaware Business Trust.
Section  1.52.     "Unit"  shall  mean a unit of limited partnership interest in
                    ----
any  of  the  Partnerships.
Section  1.53.     "Unknown Claims" shall have the meaning ascribed to such term
                    --------------
in  Sections  3.1  and  3.2  hereof.

                                   ARTICLE II
              CONSIDERATION TO THE SETTLEMENT CLASS FOR SETTLEMENT
              ----------------------------------------------------
     Subject to Court approval and the conditions specified herein, in full and final disposition, settlement, discharge, release and satisfaction of any and all Settled Claims, the Defendants agree to provide the following consideration to the Settlement Class Members and Nominal Defendants:
     Section  2.1.     Cash  Distribution  to  RSL  Sub-Class  Members.
                       -----------------------------------------------
     (a)     $600,000 Cash Fund.  Within fifteen (15) days of the Effective Date
             ------------------
- RSL and Trust Sub-Classes, the Defendants shall establish a Cash Fund by paying the sum of $600,000 for the benefit of the RSL Sub-Class Members, the Net Proceeds of which will be distributed on a pro rata per Unit-owned basis to the RSL Sub-Class Members who are not Defendants and/or affiliates of the Defendants.
(b)     Cash  Distributions  From  Release  of $2 Million From Reserve Accounts.
        -----------------------------------------------------------------------
Within fifteen (15) days of the Effective Date - RSL and Trust Sub-Classes, the Defendants shall cause an aggregate sum of $2 million to be distributed, from the remaining funds contained in certain reserve escrow accounts previously established by the Liquidated Partnerships, to the General and Limited Partners of the Liquidated Partnerships on that date, on a pro rata basis and as determined by the amounts contributed by each Liquidated Partnership to the reserve escrow accounts, after considering the amounts of any contingent or existing liabilities that are reasonably estimated for each such Liquidated Partnership.
     Section  2.2.     Cash  Distributions  and Orderly Liquidation of Assets of
                       ---------------------------------------------------------
the  Operating  Partnerships.
  --------------------------
The Defendants agree to conduct the orderly liquidation of the Operating Partnerships as more fully set forth below:
     (a)     Liquidation  of  Assets  and  Dissolution  of  the  Operating
             -------------------------------------------------------------
Partnerships. Defendants have agreed to dissolve each of the Operating Partnerships and liquidate their remaining assets on or before thirty (30) days following the Effective Date - Operating Partnership Sub-Class and, upon dissolution, the General Partners (or their successors) shall (i) cause the cancellation of each Operating Partnership's Certificate of Limited Partnership,
(ii) apply and distribute all cash and proceeds in accordance with the provisions set forth in their respective Limited Partnership Agreements and as described in subsection 2.2(b) below after reserving cash amounts for any contingent or existing sales, use and property tax or other types of liabilities that are reasonably estimated for each such Operating Partnership, which cash reserves shall be maintained in a separate account managed and administered on behalf of the Operating Partnerships (and the successor Liquidating Trust) by their respective General Partners or their successors or assigns, and (iii) liquidate the Partnership's assets. All cash other than the cash reserves referred to in (ii) above and any assets that could not be sold for cash prior to dissolution shall be placed in a Liquidating Trust for the benefit of the Members of the Operating Partnership Sub-Class to be established upon the dissolution of the Operating Partnerships with an independent, nationally-recognized financial institution as its trustee. All of the net cash proceeds from the sale of assets of the Liquidating Trust and cash, less reserves for any contingent liabilities, shall be distributed to the beneficiaries of the Liquidating Trust no later than December 31, 2003.
(b)     Cash  Distribution  to  Partners  of  the Operating Partnerships.  On or
        ----------------------------------------------------------------
before thirty (30) days following the Effective Date - Operating Partnership Sub-Class, the Operating Partnerships or Liquidating Trustee, as the case may be, shall collectively distribute on a pro rata basis a minimum aggregate amount of $15 million (less any cash distributions made prior to that date and an amount up to $700,000 for the Operating Partnerships' shares of the amount approved for payment of attorneys' fees and reimbursement of expenses) representing all of the cash that is then held by each of the Operating
Partnerships or the Liquidating Trust to the Operating Partnership Sub-Class Members and the General Partners of the Operating Partnerships, after reserving amounts for any contingent or existing liabilities that are reasonably estimated for each such Operating Partnership, as is set forth in Chart #1 below:

                                    CHART #1
                SCHEDULE OF MINIMUM $15 MILLION CASH DISTRIBUTION

            Operating Partnership     MinimumDistribution $15,000,000
            ---------------------                        ------------

              American Income Partners V-A Limited Partnership     $     158,000
                  American Income Partners V-B Limited Partnership     2,216,000
                    American Income Partners V-C Limited Partnership     821,000
                    American Income Partners V-D Limited Partnership     692,000
       American Income Fund 1-A, a Massachusetts Limited Partnership     304,000
       American Income Fund 1-B, a Massachusetts Limited Partnership     282,000
     American Income Fund 1-C, a Massachusetts Limited Partnership     1,601,000
     American Income Fund 1-D, a Massachusetts Limited Partnership     1,661,000
     American Income Fund 1-E, a Massachusetts Limited Partnership     1,819,000
                         AIRFUND International Limited Partnership     1,996,000
                      AIRFUND II International Limited Partnership     3,450,000

                                                       Total      $15,000,000(1)

     (1) Reduced by any cash distributions made on or before thirty (30) days following the Effective
     Date - Operating Partnership Sub-Class and an amount up to $700,000 for the Operating
Partnerships' shares of the amount approved for payment of attorneys' fees and expenses.

     (c)     Sale  of  Equipment  Assets.  The  Defendants  agree  to  market
             ---------------------------
immediately the Equipment of the Operating Partnerships, and will endeavor to sell all such Equipment on or before the Effective Date-Operating Partnership Sub-Class. The Equipment held by American Income Partners V-A through V-D and American Income Funds I-A through I-E consists of portfolios of capital equipment including, but not limited to, aircraft, communications equipment, construction equipment, containers and chassis, energy equipment, materials handling equipment, office equipment, over-the-road tractors, trailers and trucks, production machinery and machine tools, research and experimentation equipment and railroad rolling stock. Not all of the Operating Partnerships hold Equipment in all of these categories. AIRFUND and AIRFUND II hold only aircraft equipment. A schedule of the Equipment and its value as carried on the books of the Operating Partnerships is set forth in the Class Notice. Any
Equipment not sold by the Effective Date-Operating Partnership Sub-Class shall be placed in the Liquidating Trust, and the proceeds from the sale of such
Equipment will be distributed to the former General Partners and Limited Partners of the Operating Partnerships by the Liquidating Trustee.
(d)     Sale  of  the  Semele  Notes  and Guaranteed Payment of 30% of Aggregate
        ------------------------------------------------------------------------
Principal  Plus  Accrued  Interest.  The Semele Notes in the aggregate principal
    ------------------------------
amount of $3,957,146 held indirectly by the Operating Partnerships will be liquidated in the ordinary course and (a) will be repaid or sold at face value plus accrued interest on or before the Effective Date-Operating Partnership Sub-Class, or (b) if not repaid or sold by such date, the Semele Notes shall be placed in the Liquidating Trust and the proceeds from the sale of the Semele Notes will be distributed to the former General Partners and Limited Partners of the Operating Partnerships by the Liquidating Trustee. If by the last day of the first fiscal quarter after the Effective Date - Operating Partnership Sub-Class at least 30% of the aggregate principal amount of the Semele Notes and the related accrued interest has not yet been paid on the Semele Notes, the Defendants shall cause Semele Group, Inc. or a related party to purchase such aggregate principal amount of the Semele Notes at face value plus related accrued interest as is necessary to reduce the aggregate initial principal amount of the Semele Notes by 30%. The Operating Partnership Sub-Class, the General Partners, Equis, Semele Group, Inc. or a related party may purchase any outstanding Semele Notes at face value plus accrued interest.
     (e)     Sale  of  the Semele Group Stock and Guaranteed Receipt of at Least
             -------------------------------------------------------------------
$5.00  Per  Share.  The  Semele  Group  Stock  held  indirectly  by  five of the
 ----------------
Operating Partnerships in the aggregate amount of 177,730 shares of common stock
 -------
shall be placed in the Liquidating Trust, and such stock shall be sold by the Liquidating Trustee on or after June 30, 2003 in an orderly fashion over the next sixty (60) days with the objective of maximizing the sale price of such shares. If the average sale price for the Semele Group Stock is less than $5.00 per share, Equis shall pay to the Liquidating Trust the difference between $5.00 per share and the average sale price realized from the sale of the Semele Group Stock. The proceeds will thereafter be distributed on a pro rata basis to the former General Partners and Limited Partners of the Operating Partnerships.
     (f)     Sale  of  the  Echelon  Notes.  In  accordance  with  the  Court's
             -----------------------------
Preliminary Approval Order dated March 22, 1999 requiring that the Defendants use their best efforts to sell any New Investments in an orderly and timely fashion if the Exchange has not occurred, Equis and the General Partners shall purchase the Echelon Notes not later than the last day of the first fiscal quarter after the Effective Date - the Operating Partnership Sub-Class (the "Note Payment Date"). Equis and the General Partners shall purchase the Echelon Notes for a price equal to their aggregate outstanding principal amount plus an annualized return of 7.5% simple interest (calculated on the basis of the $32 million original aggregate principal amount of the Echelon Notes less any payments during the term of such notes) from the origination date of March 8, 2000 until the date on which the Echelon Notes are purchased (the "Echelon Note Purchase Price"). The Defendants shall cause Echelon Residential Holdings LLC not to make any distributions in respect of its common equity interests while any outstanding principal and accrued interest of the Echelon Notes is payable to the Operating Partnerships or the Liquidating Trust, as the case may be. For the purpose of calculating the Echelon Note Purchase Price, any payments made in respect to the Echelon Notes prior to the purchase of the notes by Equis and the General Partners shall be applied as a reduction in principal amount pro rata of the Echelon Notes and the 7.5% rate of return will cease to accrue on such payments after receipt of such payments. The Echelon Note Purchase Price will not be less than the fair value of the Properties based upon an appraisal conducted prior to the Note Payment Date by an independent, nationally recognized, accredited appraiser, nor more than $32 million plus interest calculated at a 7.5% annual rate of return on the outstanding principal amounts during the term of the Echelon Notes. Upon receipt of the Echelon Note Purchase Price, the Operating Partnerships will assign and deliver their respective Echelon Notes to Equis and the General Partners along with a full release of the Payor's obligations to the Operating Partnerships under the Echelon Notes. Equis and the General Partners agree that upon receipt of the Echelon Notes and said release they shall forebear from foreclosing on the Echelon Notes.
     In the event the Echelon Note Purchase Price has not been paid for the Echelon Notes by Equis and the General Partners by the Maturity Date of September 8, 2002, the Operating Partnerships shall forebear from foreclosing on the Echelon Notes until the earlier of the purchase of the Echelon Notes by Equis and the General Partners on the Note Payment Date or the rejection, termination or cancellation of this Revised Stipulation.
     (g)     Establishment  of  Minimum of $8 Million Cash Account as Collateral
             -------------------------------------------------------------------
for  the  Echelon Note Purchase Price.  In order to assure timely payment of the
 ------------------------------------
Echelon Note Purchase Price on or before the Note Payment Date, (i) the Defendants, prior to the date that Notice - Operating Partnership Sub-Class is mailed to the Members of the Operating Partnership Sub-Class, will deposit an aggregate amount of $8 million cash in a Cash Collateral Account with an independent, nationally-recognized financial institution as Account Agent (who may also serve as the Liquidating Trustee of the Liquidating Trust); and (ii) Equis, upon receipt from the General Partners of cash distributions from the Operating Partnerships, shall promptly deposit 50% of such distributions in the Cash Collateral Account with the Account Agent. (In accordance with the governing provisions of the respective Partnership Agreements, the General Partners generally receive 5% of distributions, except in the case of AIRFUND II where the General Partner receives 1% of distributions, which are then dividended to Equis. The aggregate distributions to the General Partners are expected to exceed $3 million cash.) The Account Agent shall invest the funds deposited in the Cash Collateral Account in securities issued or guaranteed by the United States government or any agency or instrumentality thereof, certificates of deposit of United States banks having a net worth of at least $50,000,000, bankers' acceptances, bank repurchase agreements covering securities issued or guaranteed by the United States government or any agency or instrumentality thereof, money market funds having a net worth of at least $100,000,000 or similar highly liquid investments (other than tax-exempt securities or obligations). On the Note Payment Date, to the extent that any Echelon Notes remain outstanding, the Account Agent shall pay the Echelon Notes out of the funds on deposit in the Cash Collateral Account plus any interest earned on them net of the Account Agent's reasonable fees and expenses pro rata to the Operating Partnerships as payments reducing, first, the principal amount due on the Echelon Notes and, second, any interest accrued at 7.5%. Upon the payment of all of the outstanding aggregate principal amount and interest accrued at 7.5% on the Echelon Notes, the Account Agent shall promptly release any remaining funds in the Cash Collateral Account to the Defendants and terminate the Cash Collateral Account.
     (h)     Equis  and  General  Partners'  Obligations to Maintain Minimum Net
             -------------------------------------------------------------------
Worth  to  Assure Ability to Timely Purchase the Echelon Notes.  Equis covenants
   -----------------------------------------------------------
to maintain a net worth of not less than $12 million (exclusive of the $8 million cash deposited by the Defendants in the Cash Collateral Account) from the date of the Class Notice - Operating Sub-Classes (the "Notice Date") until the Note Payment Date as evidenced by the delivery to Lead Plaintiffs' Counsel of a certificate of the chief financial officer of Equis dated as of the close of the last fiscal quarter prior to the date of said Class Notice. From the Notice Date until the Note Payment Date, Equis shall not make any distributions or pay any dividends, in cash or in kind, to its partners (other than an aggregate not to exceed $59,000 per month to officers in lieu of salaries). If, at the close of business on the Note Payment Date, Equis and the General Partners have not purchased the Echelon Notes and the total payments on the Echelon Notes from Equis, the General Partners and Echelon Residential Holdings LLC combined with the funds deposited in the Cash Collateral Account to that date are less than the outstanding aggregate principal amount and interest accrued at 7.5% due on the Echelon Notes, the Liquidating Trustee shall take such action as it in its discretion deems appropriate to protect the interests of the beneficiaries of the Liquidating Trust, including, but not limited to, foreclosing on the Echelon Notes and bringing suit against Echelon Residential Holdings LLC to recover all unpaid and overdue principal and accrued interest on the Echelon Notes. In the event that the Liquidating Trustee's suit against Echelon Residential Holdings LLC yields a recovery of less than the remainder of the Echelon Note Purchase Price, Equis and the General Partners shall be liable to suit by the Liquidating Trustee for the difference between the actual damages recovered by the Liquidating Trustee from Echelon Residential Holdings LLC in its suit on the Echelon Notes and the remainder of the Echelon Note Purchase Price. All reasonable expenses and fees incurred by the Operating Partnerships, the Liquidating Trust and its Liquidating Trustee, or their successors or assigns, incurred in taking such actions, including reasonable counsel fees and expenses, shall be borne by Echelon Residential Holdings LLC, Equis and the General Partners.
     (i)     Payment  of up to $466,667 for Attorneys' Fees and Reimbursement of
             -------------------------------------------------------------------
Expenses  Incurred  in  the  Pursuit  of  the  Action on Behalf of the Operating
--------------------------------------------------------------------------------
Partnerships  and  Operating  Partnership  Sub-Class.  Defendants  shall  pay an
----------------------------------------------------
amount  up to $466,667 for the payment of 40% of the aggregate amount awarded by
-----
the Court to Class Counsel for payment of attorneys' fees and reimbursement of expenses in connection with the settlement of the claims asserted on behalf of the Operating Partnerships and Operating Partnership Sub-Class.
     Section  2.3.     Cash  Distributions,  Right To Rescind Sales of Interests
                       ---------------------------------------------------------
And  Therapeutic Benefits To Trust Sub-Class Members, and Cash Distributions and
  ------------------------------------------------------------------------------
Reduction  in  Fees  Charged  to  the  Trusts.
---------------------------------------------
     (a)     $4  Million  Distribution to Trust Sub-Class Members from Remaining
             -------------------------------------------------------------------
Proceeds  Raised  from  Sale  of  Class  B  Interests to the Defendants.  Within
 ----------------------------------------------------------------------
fifteen  (15)  days  of  the  Effective  Date  -  RSL and Trust Sub-Classes, the
 -----
Defendants  shall  establish  a Cash Fund by causing the sum of $4 million to be
 -----
paid  for  the benefit of all Trust Sub-Class Members, the Net Proceeds of which
 -
will be distributed to all Trust Sub-Class Members on a pro rata per Class A Interest-owned basis. The sum of $4 million shall be paid from the aggregate remaining proceeds that were raised from the sale of Class B Subordinated
Interests  of  each  of  the Trusts (the "Class B Interests") and only from that
                                                                  ----
portion of such remaining proceeds which would otherwise be distributed, or be available to be distributed, to the Defendants and/or affiliates of the Defendants and/or Managing Trustee as a Class B Capital Distribution, as that term is defined in the Trust Agreements, as set forth below in Chart #2. The rights and interests of all Trust Sub-Class Members who purchased Class B Interests other than the Defendants, Managing Trustee and/or their affiliates (the "Class B Beneficiaries") will not be affected by this distribution of $4 million from the remaining proceeds raised from the sale of the Class B
Interests, and the portion of such proceeds which would otherwise be distributed, or be available to be distributed, to Class B Beneficiaries as a Class B Capital Distribution will be distributed, or will remain available to be distributed, and will not be affected by this Settlement.

                                    CHART #2
               ALLOCATION OF PROCEEDS PAID TO $4 MILLION CASH FUND


Trust     Portion  of  Remaining  Proceeds  To Be Contributed to $4 Million Cash
-----                                             ------------------------------
Fund
----

AFG  Investment  Trust  A     $   413,247
AFG  Investment  Trust  B         500,709
AFG  Investment  Trust  C       1,513,639
AFG  Investment  Trust  D       1,572,405
                               ----------
     TOTAL                     $4,000,000
                               ----------

     (b)     Right  to  Rescind  Prior Sales of Class A Interests and Receipt of
             -------------------------------------------------------------------
Pro  Rata  Share  of Net Proceeds of $4 Million Cash Fund.  The Defendants shall
  -------------------------------------------------------
permit all Trust Sub-Class Members who sold Class A Interests to any of the Trusts in connection with the self-tender offers completed in September 1997, to rescind their tenders and sales of Class A Interests upon repayment of the purchase price that was tendered to them by the Trusts in exchange for their Class A Interests. In any event, all Trust Sub-Class Members, including those who sold Class A Interests in September 1997, will be entitled to receive a pro
                                                                             ---
rata portion of the distribution to Trust Sub-Class Members described in Section
----
2.3(a). Those Trust Sub-Class Members who sold Class A Interests in September 1997 will receive the pro rata portion of the cash distribution that is
                          ---  ----
attributable  to  the  Class  A  Interests  that  were  sold  to  the  Trusts.
(c)     $9  Million  Distribution  To  The  Trusts  to be Used for Investment or
        ------------------------------------------------------------------------
General  Trust  Purposes.  Within  fifteen (15) days of the Effective Date - RSL
     -------------------
and Trust Sub-Classes, the Defendants shall establish a Cash Fund for the benefit of the Trusts and Trust Sub-Class Members by causing the sum of $9 million to be paid from the portions of the aggregate remaining proceeds raised from the sale of Class B Interests which would otherwise be distributed, or be available to be distributed, to the Defendants and/or affiliates of the Defendants and/or Managing Trustee as a Class B Capital Distribution, as set forth in Chart #3 below, the Net Proceeds of which will be transferred to the Trusts to be used for investment or general trust purposes. The rights and interests of Class B Beneficiaries will not be affected by this transfer of such $9 million from the remaining proceeds raised from the sale of Class B Interests, and that portion of such remaining proceeds that would otherwise be distributed or be available to be distributed to Class B Beneficiaries will be distributed, or will remain available to be distributed, to such Class B Beneficiaries as a Class B Capital Distribution.

                                    CHART #3
                      CONTRIBUTION TO $9 MILLION CASH FUND


Trust     Portion  of  Remaining  Proceeds  To Be Contributed to $9 Million Cash
-----                                             ------------------------------
Fund
----

AFG  Investment  Trust  A     $   929,806
AFG  Investment  Trust  B       1,126,596
AFG  Investment  Trust  C       3,405,688
AFG  Investment  Trust  D       3,537,910
                               ----------
     TOTAL                     $9,000,000
                               ----------

     (d)     Agreement  To  Reduce  Fees  Charged  To Trusts and Permitted under
             -------------------------------------------------------------------
Trust  Agreements  in  the  Event of the Approval of Certain Amendments to Trust
    ----------------------------------------------------------------------------
Agreements.  The  Defendants agree to cause and have caused the Managing Trustee
   -------
to amend the Trust Agreements to ensure that the fees permitted to be paid to the Managing Trustee or its affiliates under the Trust Agreements would be reduced as follows: for all Equipment acquired after the expiration of the original reinvestment date set forth in the Trust Agreements, the Acquisition Fee (as defined in the Trust Agreements) payable by the Trust to the Managing Trustee and/or its affiliates on such Equipment shall be reduced from a maximum of 3% to 1%, and the Management Fee (as defined in the Trust Agreements) payable by the Trust to the Managing Trustee and/or its affiliates on such Equipment shall be reduced from a maximum of 5% to 2%.

(e)     Restrictions  Upon  Defendants'  Exercise  of  Voting  Rights.  Upon the
        -------------------------------------------------------------
Effective Date - RSL and Trust Sub-Classes, the Defendants will cause the Managing Trustee to amend the Trust Agreements so as to require the Managing Trustee and/or its Affiliates to vote any Class B Interests owned by such Persons in accordance with the vote of the majority of Class A Interests voted on such matters, where beneficiary consent is necessary, with respect to all Interested Transactions, i.e., transactions concerning the compensation of the
                           ----
Managing Trustee, the extension of the lives of the Trusts, or regarding any transaction between the Trust and the Managing Trustee or any of its affiliates with the express exception of any votes concerning either the withdrawal or removal of the Managing Trustee or the entrance into such transactions that are expressly permitted by the current Trust Agreements.

(f)     Preparation  of  Schedules of All Expenses Incurred by Trusts. Following
        -------------------------------------------------------------
the Effective Date - RSL and Trust Sub-Classes, the Defendants shall prepare a schedule of all expenses incurred by the Trusts showing expenses paid to third parties ("external expenses") separately from reimbursable expenses paid to the Managing Trustee and its affiliates ("internal expenses"), with both external and internal expenses broken down by specific categories to be agreed upon by the Parties to the Action (the "Expense Schedule"). The Expense Schedule will thereafter be included with the Trusts' annual financial statements and sent to all owners of Interests in the Trusts. The Expense Schedule will be audited by the Trusts' independent accountants. Such independent accountants shall include in their public annual report on the financial statements of each Trust which are sent to investors a specific statement (in words or substance) that all expenses have been classified as such on the books and records of the Trust in accordance with generally accepted accounting principles, and in a manner consistent with the prior year.

(g)     Preparation  of  Annual  Reports  Concerning  Material  Investments  and
        ------------------------------------------------------------------------
Material Changes.  Following the Effective Date - RSL and Trust Sub-Classes, the
      ----------
Defendants shall provide to all owners of Interests in the Trusts with the following reports on an annual basis within ninety (90) days after the end of each year of operations of the applicable Trust or fifteen (15) days after annual filings with the SEC, whichever is later:

     (i) a description of all material investments owned by the applicable Trust during the previous year; and
(ii) a description of all material changes known to the Trust affecting such assets which occurred during such previous year, including, without limiting the generality of the foregoing, any material delinquencies with respect to any payments due under any leases, notes or other obligations held by such Trust, any material default under any contracts to which such Trust is a party, any material damage to or destruction of assets owned by such Trust, any material decline in the value of collateral securing any indebtedness held by such Trust and any other materially significant events, whether similar to or dissimilar from those enumerated above.

     Section 2.4.  Full and Complete Consideration to the Settlement Class.  The
                   -------------------------------------------------------
consideration provided to the Members of the Settlement Sub-Classes pursuant to Sections 2.1, 2.2, 2.3 and Section 7.1 hereof is in full and complete settlement of the Action and all Settled Claims as between the Members of the Settlement Class, on the one hand, and each of the Released Parties, on the other hand. However, in the event any portion of the Settlement is terminated pursuant to
Section 5.2, or for any other reason, the Defendants may elect, but will not be obligated, to proceed with Settlement of both the RSL and Trust Sub-Classes pursuant to Sections 2.1 and 2.3.

                                   ARTICLE III
                               DISCHARGE OF CLAIMS
                               -------------------
     Section  3.1.  Release  of  Claims  by  the  RSL  and  Trust  Settlement
                    ---------------------------------------------------------
Sub-Classes.

     Upon the Effective Date - RSL and Trust Sub-Classes, the Plaintiffs and all other Class Members who are members of the RSL and Trust Sub-Classes, on behalf of themselves and each of their predecessors, successors, parents, subsidiaries, affiliates, custodians, agents, assigns, representatives, heirs, executors, trustees, administrators and any other person or entity having any legal or beneficial interest in the Units or Interests held by any member of the Class (the "Releasing Parties") will be deemed by this Settlement to have, and by operation of the Final Judgment and Order - RSL and Trust Sub-Classes shall have, released and forever discharged the Defendants and all other Released Parties from any and all of the RSL and Trust Sub-Classes Settled Claims, which are defined as all claims, rights, causes of action, suits, matters and issues, whether known or unknown, matured or unmatured, that have been, could have been, or in the future might be asserted in the Action, in the related Massachusetts action entitled, Leonard Rosenblum, et al. v. Equis Financial Group Limited
                   -------------------------------------------------------------
Partnership,  et al., C.A. No. 97-3358B, or in any court or any other proceeding
    ----------------
(including but not limited to any claims arising under federal or state law, including the federal securities laws, relating to alleged fraud, breach of any duty, negligence or otherwise) by or on behalf of the Plaintiffs or any Members of the Class who are also members of the RSL Sub-Class or the Trust Sub-Class, whether individual, class, derivative, representative, legal, equitable or any other type or in any other capacity against the Defendants and all other Released Parties (in each case, in each and every capacity) which have arisen, arise now or could have arisen out of, or relate in any way to any of the facts, occurrences or transactions or events described in the Complaint in the Action or any disclosures related thereto (collectively, the "RSL and Trust Sub-Classes Settled Claims"). The RSL and Trust Sub-Classes Settled Claims shall specifically include any Unknown Claims, as defined by the following. "Unknown Claims" means any RSL and Trust Sub-Classes Settled Claim which the Releasing Parties do not know or suspect to exist in their favor at the time of the release of the Defendants and all other Released Parties which, if known by them, might have affected their Settlement with, and release of, the Defendants and all other Released Parties. With respect to any and all RSL and Trust Sub-Classes Settled Claims, the Parties stipulate and agree that, the Releasing Parties shall be deemed to have, and by operation of the Final Judgment and Order- RSL and Trust Sub-Classes shall have, expressly waived and relinquished, to the fullest extent permitted by law, the provisions, rights and benefits of 1542 of the California Civil Code which provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

     Further, the Releasing Parties shall be deemed to have, and by operation of the Final Judgment and Order - RSL and Trust Sub-Classes shall have, waived any and all provisions, rights and benefits conferred by any law of any state or territory of the United States, or principle of common law, which is similar, comparable or equivalent to the provision of 1542 of the California Civil Code set forth above. The Releasing Parties may, after entrance into the Stipulation and entry of Final Judgment and Order - RSL and Trust Sub-Classes, discover facts in addition to or different from those which they then knew or believed to be true with respect to the subject matter of the RSL and Trust Sub-Classes Settled Claims, but the Releasing Parties shall nevertheless, then be deemed to have, and by operation of the Final Judgment and Order - RSL and Trust Sub-Classes shall have fully, finally and forever settled and released any and all RSL and Trust Sub-Classes Settled Claims, known or unknown, suspected or unsuspected, contingent or non-contingent, whether or not concealed or hidden, which now exist, or heretofore have existed upon any theory of law or equity now existing, including, but not limited to, conduct which is negligent, intentional, with or without malice, or a breach of any duty, law or rule, without regard to the subsequent discovery or existence or such different or additional facts.

     Section  3.2.  Release  of  Claims  by the Operating Partnership Sub-Class.
                    -----------------------------------------------------------
     Upon the Effective Date - Operating Partnership Sub-Class, the remaining Plaintiffs and all Operating Partnership Sub-Class Members, on behalf of themselves and each of their predecessors, successors, parents, subsidiaries, affiliates, custodians, agents, assigns, representatives, heirs, executors, trustees, administrators and any other person or entity having any legal or beneficial interest in the Units or Interests of the Operating Partnerships held by any member of the Operating Partnership Sub-Class (the "Releasing Parties") will be deemed by this Settlement to have, and by operation of the Final
Judgment and Order - Operating Partnership Sub-Class shall have, released and forever discharged the Defendants and all other Released Parties from any and all of the Operating Partnership Sub-Class Settled Claims, which are defined as all claims, rights, causes of action, suits, matters and issues, whether known or unknown, matured or unmatured, from the beginning of time to the present, that have been, could have been, or in the future might be asserted in the Action, in the related Massachusetts action entitled, Leonard Rosenblum, et al.
                                                       -------------------------
v.  Equis  Financial Group Limited Partnership, et al., C.A. No. 97-3358B, or in
------------------------------------------------------
any claim brought in any court or any other proceeding (including but not limited to any claims arising under federal or state law, including the federal securities laws, relating to alleged fraud, breach of any duty, negligence or otherwise) by or on behalf of the Plaintiffs or any Members of the Class who are also members of the Operating Partnership Sub-Class, whether individual, class, derivative, representative, legal, equitable or any other type or in any other capacity against the Defendants and all other Released Parties (in each case, in each and every capacity) which have arisen, arise now or could have arisen out of, or relate in any way to any of the facts, occurrences or transactions or events described in the Complaint in the Action or any disclosures related thereto or related in any way to the management, control, operation of or investments made by the Operating Partnerships, excepting however, any claim arising from, relating to or under this Revised Stipulation of Settlement by and between the Releasing Parties, the Defendants and all other Released Parties (collectively, the "Operating Partnership Sub-Class Settled Claims"). The Operating Partnership Sub-Class Settled Claims shall specifically include any Unknown Claims, as defined by the following. "Unknown Claims" means any Operating Partnership Sub-Class Settled Claim which the Releasing Parties do not know or suspect to exist in their favor at the time of the release of the Defendants and all other Released Parties which, if known by them, might have affected their Settlement with, and release of, the Defendants and all other Released Parties. With respect to any and all Operating Partnership Sub-Class Settled Claims, the Parties stipulate and agree that, the Releasing Parties shall be deemed to have, and by operation of the Final Judgment and Order - Operating Partnership Sub-Class shall have, expressly waived and relinquished, to the fullest extent permitted by law, the provisions, rights and benefits of 1542 of the California Civil Code which provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

     Further, the Releasing Parties shall be deemed to have, and by operation of the Final Judgment and Order - Operating Partnership Sub-Class shall have, waived any and all provisions, rights and benefits conferred by any law of any state or territory of the United States, or principle of common law, which is similar, comparable or equivalent to the provision of 1542 of the California Civil Code set forth above. The Releasing Parties may, after entrance into the Stipulation and entry of Final Judgment and Order - Operating Partnership Sub-Class, discover facts in addition to or different from those which they then knew or believed to be true with respect to the subject matter of the Operating Partnership Sub-Class Settled Claims, but the Releasing Parties shall nevertheless, then be deemed to have, and by operation of the Final Judgment and Order - Operating Partnership Sub-Class shall have fully, finally and forever settled and released any and all Operating Partnership Sub-Class Settled Claims, known or unknown, suspected or unsuspected, contingent or non-contingent, whether or not concealed or hidden, which now exist, or heretofore have existed upon any theory of law or equity now existing, including, but not limited to, conduct which is negligent, intentional, with or without malice, or a breach of any duty, law or rule, without regard to the subsequent discovery or existence or such different or additional facts.

     Section 3.3.  Reliance on Section 47(b)(1) of the Investment Company Act of
                   -------------------------------------------------------------
1940 (the "1940 Act").  In entering into the Revised Stipulation, the Defendants
---------------------
relied on Section 47(b)(1) of the 1940 Act, and in seeking the Court's approval of the Settlement, the Defendants will request that it find under the circumstances that enforcement of any contract that may have been made in, or whose performance may involve a, violation of the 1940 Act, would produce a more equitable result than the non-enforcement and would not be inconsistent with the purposes of the 1940 Act.

                                   ARTICLE IV
                                 IMPLEMENTATION
                                 --------------
     Section 4.1.  Preliminary Approval of Revised Stipulation; Certification of
                   -------------------------------------------------------------
Settlement  Class.  On  August 20, 1998, the Court issued an order preliminarily
-----------------
approving the Original Stipulation, conditionally certifying the settlement class, and providing for notice of, and hearing on, the proposed Settlement. Thereafter, on March 15, 1999, the Parties entered into an Amended Stipulation. On March 22, 1999, the Court entered an order modifying the August 20, 1998 preliminary approval order and bifurcating the settlement process into two phases. On May 26, 1999, after a hearing, the Court entered an order finally approving the settlement with respect to the RSL and Trust Sub-Classes.
Forthwith after the execution of this Revised Stipulation, counsel for the Parties hereto shall jointly submit this Revised Stipulation to the Court and shall jointly request entry of a Preliminary Approval Order substantially in the form of Exhibit A hereto. In the event that this Revised Stipulation shall terminate, be canceled, or not become effective for any reason, the Preliminary Approval Order described in this Section 4.1 shall be vacated without prejudice to the right of the Named Plaintiffs to move the Court for any order they deem appropriate with respect to the certification of a plaintiff class in the Action, and without prejudice to the rights of the other Parties hereto to oppose any such motion. The Preliminary Approval Order shall specifically include provisions which, among other things:

     a. Preliminarily approve the Settlement as fair, reasonable and adequate and within the range of reasonableness;

b. Conditionally re-certify the Operating Partnership Sub-Class and preliminarily approve the Plaintiffs as representatives of the Class and Operating Partnership Sub-Class;

c. Approve form of Notice for mailing to the Members of the Operating Partnership Sub-Class to notify them of the Hearing (i) on final approval of the Settlement, (ii) on final certification of the Operating Partnership Sub-Class and approval of the Plaintiffs as representatives of the Sub-Class, and (ii) on Class Counsel's application for an award of attorneys' fees and reimbursement of costs and litigation expenses, as set forth in Section 7.1 below.

d. Direct Counsel for the Defendants to mail or cause to be mailed the Notices to all Members of the Operating Partnership Sub-Class;

e. Direct Counsel for the Defendants to serve on Plaintiffs' Lead Counsel and file with the Court proof, by affidavits or declarations, of the mailing of the Notice;

     f. Find that the mailing pursuant to Subsection (d) above constitutes the best and most practicable notice to the Members of the Operating Partnership Sub-Class, and is due and sufficient notice of the Hearing, Proposed Settlement, application for an award of attorneys' fees and expenses, and other matters set forth in the Notice to all Members of the Operating Partnership Sub-Class and that the Notice fully satisfies the requirements of due process, the Federal Rules of Civil Procedure and any other applicable law;

g. Provide that, pending final determination of whether the Settlement should be approved, neither the Plaintiffs nor any Operating Partnership Sub-Class Member either directly, in a representative capacity, a derivative capacity or in any other capacity, shall commence, maintain or prosecute any other action or proceeding in any court or tribunal against any of the Defendants, asserting any of the Settled Claims, as that term is defined herein, except in this Action;

h. Provide that, pending final determination of whether the Settlement should be approved, the Plaintiffs and all other Operating Partnership Sub-Class Members are barred and enjoined from (i) transferring, selling, assigning, giving, pledging, hypothecating or otherwise disposing of any Units of the Operating Partnerships to any person other than a family member or in cases of divorce, incapacity or death of the Unitholder; or (iii) commencing a tender offer for the Units. In addition, provide that, pending final determination of whether the Settlement should be approved, the General Partners of the Operating Partnerships are enjoined from (i) recording any transfers made in violation of the Order and (ii) providing the list of investors in any Operating Partnership to any person for the purpose of conducting a tender offer;

i. Schedule a Hearing to be held by the Court to consider and determine (i) whether the proposed Settlement, including the dissolution of the Operating Partnerships should be approved as fair, reasonable and adequate with respect to the Operating Partnership Sub-Class; (ii) whether, in view of the allegation that certain of the Operating Partnerships may be unregistered investment companies under the 1940 Act, and that, as such, contracts entered into by such Partnerships may be unenforceable, the Court should find that under the circumstances, including the terms and conditions of the Settlement, enforcement of said contracts would produce a more equitable result than non-enforcement and would not be inconsistent with the purpose of said Act; (iii) whether the Operating Partnership Sub-Class should be certified and the Plaintiffs approved as representatives of the Sub-Class; (iv) whether an order approving the Settlement and a Final Judgment - Operating Partnership Sub-Class should be entered thereon dismissing this Action on the merits and with prejudice with respect to the claims brought on behalf of the Operating Partnerships and the Operating Partnership Sub-Class; and (v) whether the application of Class Counsel for an award of attorney's fees and reimbursement of expenses should be approved with respect to the Operating Partnerships and the Operating Partnership Sub-Class;

     j. Provide that any objections by Members of the Operating Partnership Sub-Class to (i) the proposed Settlement and the entry of the Final Judgment approving the Settlement, or (ii) the application of Class Counsel for an award of attorneys' fees and expenses, shall be heard and any papers submitted in support of said objections shall be received and considered by the Court at the Hearing (unless, in its discretion, the Court shall direct otherwise) only if, on or before a date to be specified in the Approval Order, persons making objections shall file notice of their intention to appear and copies of any papers in support of their position with the Clerk of the Court and serve such notice and papers on:

Wechsler  Harwood  Halebian  &     Nixon  Peabody  LLP
  Feffer  LLP     101  Federal  Street
488  Madison  Avenue,  8th  Floor     Boston,  MA  02110
New  York,  NY  10022     Attn:  Deborah  L.  Thaxter,  P.C.
Attn:  Andrew  Friedman,  Esq.     Counsel  for  Defendants
Plaintiffs'  Lead  Counsel

     k. Provide that the Hearing may, from time to time, and without further notice to the Class Members, be continued or adjourned by Order of the Court.

     Section 4.2.     Notice to Settlement Class.  Upon entry of the Preliminary
                      --------------------------
Approval Order, and as provided for therein, Defendants' Counsel shall direct the General Partners to send copies of the Notice - Operating Partnership Sub-Class, by U.S. Mail, postage prepaid, to the Operating Partnership Sub-Class Members at their last known address as appearing in the records maintained by the Partnerships. The Notice - Operating Partnership Sub-Class shall be substantially in the form of Exhibit B hereto. The terms of the Notice - Operating Partnership Sub-Class are hereby incorporated as a material part of this Revised Stipulation.

Section  4.3.     Settlement  Hearings.  Pursuant  to  Fed.  R.  Civ. P. 23, the
                  --------------------
Settlement Hearing on the Operating Partnership Sub-Class shall be held 45 days, or such other period as the Court directs, after the sending of Notice - Operating Partnership Sub-Class to Members of the Operating Partnership Sub-Class as provided in Sections 4.1 and 4.2 hereof. In connection with the Settlement Hearing, the Parties hereto shall file with the Court all such papers as their counsel believe to be necessary. At the Settlement Hearing, the Court will be asked to consider the fairness of the terms and conditions of the Settlement and all of the transactions contemplated by this Revised Stipulation. The Court will also be asked to consider the application of Class Counsel for attorneys' fees and expenses.

Section  4.4.     Entry  of  Final  Judgments  and  Orders.  At  or prior to the
                  ----------------------------------------
Settlement Hearing, counsel for the Parties to this Stipulation shall jointly submit to the Court an appropriate proposed Final Judgment and Order, in substantially the form annexed hereto as Exhibit C which shall:
(a) Find the Revised Stipulation and Settlement and the transactions contemplated thereby (i) to be fair, reasonable and adequate to the Operating Partnerships and the Class, and (ii) to be in the best interests of the Operating Partnerships and the Operating Partnership Sub-Class, and directing consummation of the Settlement in accordance with the terms and conditions of the Revised Stipulation;

(b) In accordance with Section 47(b) of the 1940 Act, find that, under the circumstances surrounding this Revised Stipulation of Settlement and the transactions contemplated thereby, enforcement of this Settlement and any contracts entered into, or to be entered into, by the Operating Partnerships and their affiliates (i) would produce a more equitable result than would non-enforcement, and (ii) would not be inconsistent with the purposes of the 1940 Act, as described in Section 1 of that Act. Accordingly, even if any of the Operating Partnerships is or has been an "investment company," as that term is defined in Section 3 of the 1940 Act, this order shall be enforceable and binding upon the Parties hereto, notwithstanding Section 7 of the 1940 Act. Nothing herein shall be deemed to constitute either (a) a finding by the Court, or (b) an admission or acknowledgment by any Party hereto that any Operating Partnership is or has been an "investment company" within the meaning of Section 3 of the 1940 Act.

(c) Dismiss the Class and Derivative Action Complaint and each and every cause of action and claim set forth therein brought by the Sub-Class(es) seeking Final Judgment and Order on the merits as to all Defendants and with prejudice to the Operating Partnership Sub-Class; extinguishing all claims, rights, demands and causes of action (including Unknown Claims) that might have been asserted therein by the Named Plaintiffs on behalf of themselves or the Nominal Defendants and Operating Partnership Sub-Class; and discharging Defendants and all Released Parties therefrom;

(d) Permanently bar the Operating Partnership Sub-Class Members from asserting against the Released Parties, and releasing the Released Parties from, the Settled Claims;

(e) Bar and permanently enjoin each Operating Partnership Sub-Class Member from transferring, selling, assigning, giving, pledging, hypothecating or otherwise disposing of any Units of the Operating Partnerships to any person until the dissolution of the Operating Partnerships or termination of this Settlement, whichever occurs sooner; and

(f) Reserve jurisdiction in the Court over all matters relating to the administration and consummation of this Revised Stipulation and the Settlement provided for herein.

     If, at the Settlement Hearing, the Court finally approves this Revised Stipulation and the Settlement contemplated hereby, and the Settlement has not been terminated for failure to satisfy any of the conditions set forth in
Article V hereof, then counsel for the parties hereto shall request entry by the Court of such proposed Final Judgment and Order.

                                    ARTICLE V
                                   CONDITIONS

     Section  5.1.  Conditions  to  the  Settlement.  The  consummation  of  the
                    -------------------------------
Settlement shall be contingent on and subject to the fulfillment of each of the following conditions:
(a) The Class Certification and Notice Order shall have been entered by the Court in substantially the form of Exhibit B to this Revised Stipulation.
(b) The Settlement Class shall not have been materially modified by the Court.
(c) The Final Judgment and Order shall have been entered by the Court in substantially the form of Exhibit C hereto, and shall have become a final order within the meaning of Section 4.4 hereof.

     Section  5.2.  Termination.
                    -----------
     (a)     If:  (i)  the Court does not enter the Final Judgment and Order, or
(ii) the Court enters the Final Judgment and Order and appellate review is sought and on such review the Final Judgment and Order is materially modified or reversed, or (iii) any of the conditions of Section 5.1 is not satisfied, then this Revised Stipulation shall be canceled and terminated unless counsel for each of the Parties within ten (10) days from the receipt of such ruling or written notice of such circumstances, agrees in writing with counsel for all other Parties hereto to proceed with this Revised Stipulation. For purposes of this provision, an intent to proceed shall not be valid unless it is expressed by: (a) Plaintiffs' Lead Counsel and (b) Counsel for the Defendants. Such notice shall be provided on behalf of the Parties to this Revised Stipulation only by their counsel. Neither a modification nor reversal on appeal of any amount of fees, costs, expenses and interest awarded by the Court to any of Class Counsel shall be deemed a material modification or reversal of a part of the material terms of the Final Judgment or of this Revised Stipulation.
(b) If either Effective Date does not occur, or if the Revised Stipulation is disapproved, terminated or canceled pursuant to its terms, neither Plaintiffs nor Class Counsel shall have any obligation to pay any amounts for the costs of printing or mailing of the Notices. In addition, any costs or expenses already incurred for the costs of printing or mailing of the Notices at the time of such termination or cancellation, but which have not been paid, shall be paid by the Defendants and/or the Nominal Defendants and not by Plaintiffs or Class Counsel.
                                             ---

(c) If neither Effective Date occurs, or if this Revised Stipulation is disapproved, terminated or canceled with respect to the Operating Partnership Sub-Class pursuant to its terms, all of the Parties to this Revised Stipulation shall be deemed to have reverted to their respective status as prior to the execution of this Revised Stipulation, and they shall proceed in all respects as if this Revised Stipulation had not been executed and the related orders and judgments had not been entered, preserving in that event all of their respective claims and defenses in the Action. If only the Effective Date - Operating Partnership Sub-Class does not occur, or if this Revised Stipulation is not approved with respect to the Operating Partnership Sub-Class provisions, all terms and conditions of this Revised Stipulation pertaining to the RSL and Trust Sub-Classes shall remain in full force and effect.

(d) In the event that this Revised Stipulation is terminated and the Final Judgments and Orders are vacated, this Revised Stipulation shall be of no further force and effect, except for the provisions of this Section 5.2 and
Section  7.1(c)  hereof.
                                   ARTICLE VI

                                    COVENANTS
     Section  6.1.  Entry  of  Order and Reasonable Efforts.  Counsel for all of
                    ---------------------------------------
the Parties hereto shall use their best good faith efforts to obtain the entry of the Final Judgments and Orders. The Parties hereto, and their respective counsel, agree to use their best good faith efforts to effectuate the transactions contemplated hereby and to fulfill the conditions set forth in
Article  V  hereof.

     Section  6.2.  No  Representations.  The  Named Plaintiffs acknowledge, for
                    -------------------
themselves and for the Settlement Class, that they have not relied upon any representations, warranties, guarantees, promises, statements or estimates, whether written or oral, express or implied, by any of the Defendants, any affiliate, broker, agent, employee, accountant, attorney-in-fact or at-law or other person representing or purporting to represent any such Defendant, including, without limitation, any representations, warranties, guarantees, promises, statements or estimates regarding the value of the Partnerships, their properties, interests therein or the Units. The Named Plaintiffs acknowledge that they or their counsel have undertaken such investigation of the Partnerships and Trusts as they have deemed necessary in connection with entering into this Revised Stipulation.

                                   ARTICLE VII
                                    EXPENSES
     Section  7.1.  Attorneys'  Fees.
                    ----------------
     (a) The procedure for and the allowance or disallowance by the Court of any applications by Class Counsel for an award or reimbursement of reasonable attorneys' fees and expenses shall not constitute a part of this Revised
Stipulation and are to be considered by the Court separately from the Court's consideration of the fairness, reasonableness and adequacy of the Settlement, and any order or proceeding relating to any such fee application or procedure shall not operate to terminate or cancel this Revised Stipulation or affect the finality of the Final Judgments and Orders approving this Revised Stipulation and the Settlement.

(b) Defendants agree to pay an amount equal to forty percent (40%) of the aggregate amount of attorneys' fees and the reimbursement of expenses that are approved by the Court. Plaintiffs will agree to limit the amount sought by their application(s) for attorneys' fees and reimbursement of expenses so as to request an amount up to, but not in excess of $2.5 million in the aggregate, thus requiring the Defendants to separately pay an amount up to, but not in excess of, $1 million in the aggregate, as payment for their 40% portion of the aggregate award of attorneys' fees and reimbursement of expenses approved by the Court. The Defendants will agree not to oppose any such application(s) that are so limited pursuant to this provision. The remaining sixty percent (60%) of the aggregate amount of attorneys' fees and reimbursement of expenses approved by the Court -- an amount up to, but not in excess of $1.5 million -- will be paid by the Class Members and Nominal Defendants receiving benefits from the Settlement out of, inter alia, the Cash Funds that are to be established for the benefit of the Class Members and Nominal Defendants pursuant to Sections 2.1(a), 2.2(b) and 2.3(a) and (b) of this Revised Stipulation above. Plaintiffs will agree to limit the amounts sought from each Cash Fund for the payment of the 60% portion of the aggregate amount of attorneys' fees and reimbursement of expenses approved by the Court as follows:

(i) up to $100,000, or 16.6%, of the $600,000 Cash Fund established for the benefit of the RSL Sub-Class; (ii) up to $700,000, or 4.67%, of the minimum $15,000,000 Cash Distribution to the Operating Partnership Sub-Class; (iii) up to $215,000, or 5.37%, of the $4,000,000 Cash Fund established for the benefit of the Trust Sub-Class; and (iv) up to $485,000, or 5.39%, of the $9,000,000 Cash Fund established for the benefit of the Trust Sub-Class and the Trusts. Other than as set forth above, the Defendants and the Class shall not have any obligations with respect to Plaintiffs' Counsel's attorneys' fees and expenses. Subject to the terms and conditions of this Revised Stipulation, the Defendants will cause the aggregate amount of the attorneys' fees and reimbursement of expenses as may be approved by the Court to be contributed to the Expense Fund and transferred to Plaintiffs' Lead Counsel within fifteen (15) days of the Effective Dates for the subsequent distribution to all Class Counsel. In no event shall the Plaintiffs or Class Counsel pay, or be liable for, the costs of mailing and printing the Notices.

                                  ARTICLE VIII
                                  MISCELLANEOUS

     Section  8.1.  Stipulation Not Admission. Neither this Revised Stipulation,
                    -------------------------
any exhibit or document referenced herein, nor any action taken to effectuate or further this Revised Stipulation or the Settlement set forth herein is, may be construed as, or may be used as an admission by or against any other parties of any fault, wrongdoing or liability whatsoever, or as a waiver or limitation of any defenses otherwise available to any of the Parties. Entering into or carrying out this Revised Stipulation, the exhibits hereto, and any negotiations or proceedings related thereto shall not in any event be construed as, or deemed to be evidence of, an admission or concession by any of the Parties, or to be a waiver of any applicable defense, and shall not be offered or received in evidence in any action or proceeding against any Party hereto in any court, administrative agency or other tribunal for any purpose whatsoever other than to enforce or effectuate the provisions of this Revised Stipulation or the provisions of any of the exhibits to this Revised Stipulation. The Parties hereto each specifically reserve all rights, claims, demands, defenses, actions or causes of action which each Party presently has, or claims to have, against any of the others and nothing contained herein will be deemed to affect the same, until the Effective Dates as set forth herein, at which time the releases described in Article III hereof shall become effective.
Section  8.2.  Captions.  The  definitions  and  recitals  set  forth  above are
               --------
essential elements of this Revised Stipulation. The captions contained in this Revised Stipulation are inserted only as a matter of convenience and in no way define, limit, extend, or describe the scope of this Revised Stipulation or the intent of its provisions.
Section  8.3.  Entire Agreement.  This Revised Stipulation sets forth the entire
               ----------------
agreement of the Parties in respect to the Settlement and supersedes all prior oral or written agreements, arrangements, understandings, inducements, promises, and warranties, not embodied or incorporated herein, relating to the subject matter of this Revised Stipulation. Prior discussions and negotiations are superseded by, and merged into, this Revised Stipulation.
Section  8.4.  Counterparts.  This Revised Stipulation may be executed in one or
               ------------
more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.
Section  8.5.  Modifications.  The  provisions  of  this  Revised  Stipulation
               -------------
(including any time periods specified herein) may be modified by written agreement of counsel for all the Parties with the consent of the Court and without further notice to the Settlement Class unless the Court requires such notice. The terms and provisions of this Revised Stipulation may not be changed, waived, modified, or varied in any manner unless in writing duly signed by counsel for Defendants and Plaintiffs' Lead Counsel.
Section  8.6.  Waiver.  The  failure  of any Party hereto to enforce at any time
               ------
any provision of this Revised Stipulation shall not be construed as a waiver of such provision, nor be construed in any way to effect the validity of this Revised Stipulation or any part hereof or the right of any Party thereafter to enforce each and every such provision. No waiver of any breach of this Revised Stipulation shall be held to constitute a waiver of any other breach.
Section  8.7.  Successors.  This  Revised  Stipulation shall be binding upon and
               ----------
inure to the benefit of the Parties hereto and their successors and assigns. No Party hereto may assign its rights or obligations hereunder without the prior written consent of all of the other Parties hereto.
Section  8.8.  Third  Parties.  Nothing  in  this  Revised  Stipulation, whether
               --------------
express or implied, is intended to confer any rights or remedies under or by reason of this Revised Stipulation on any persons other than the Parties hereto and their respective successors and assigns, nor is anything in this Revised Stipulation intended to relieve or discharge the obligations or liabilities of any third parties to any party to this Revised Stipulation, nor shall any provision give any third parties any right of subrogation or action over or against any Party to this Revised Stipulation.
Section  8.9.  Notices.  Any  and all notices, requests, consents, directives or
               -------
communications by any party intended for any other party shall be in writing, shall be given personally or by postage prepaid certified or registered mail, return receipt requested, and shall be deemed delivered on the earlier of (a) the date received and (b) the date four business days after the date of deposit in a United States Postal Depository, and shall be addressed as follows:

     (a)     If  to  the  Defendants:
     Nixon  Peabody  LLP
101  Federal  Street
Boston,  MA  02110-1832
(617)  345-1000
Attn:     Deborah  L.  Thaxter,  P.C.
     Gregory  P.  Deschenes,  Esq.

     (b)     If  to  the  Named  Plaintiffs:

Wechsler  Harwood  Halebian  &  Feffer  LLP
488  Madison  Avenue,  8th  Floor
New  York,  New  York  10022
     Attn:  Andrew  D.  Friedman,  Esq.
     Any Party may, from time to time, change the address to which such written notice, requests, consents, directives or communications are to be mailed, by giving the other parties ten (10) days prior written notice of the changed address in the manner hereinabove provided.
Section  8.10.  Governing  Law.  This  Revised  Stipulation  and  the  attached
                --------------
exhibits shall be governed by and construed and enforced in accordance with the laws of the Commonwealth of Massachusetts, without reference to principles of choice or conflicts of laws. This Revised Stipulation (including, without limitation, its execution and consummation) shall be enforced solely in this Court. The Defendants, the Named Plaintiffs and the Settlement Class hereby waive any objection they may now or hereafter have to the venue or forum of any such enforcement proceedings, and irrevocably consent to and acknowledge jurisdiction and service of any and all process of the Court in any such proceedings.

Section 8.11.  Collaborative Effort.  The undersigned agree that no single party
               --------------------
shall be deemed to have drafted this Stipulation or any portion thereof. This Revised Stipulation is the product of the collaborative effort of the undersigned counsel.

Section  8.12.  Exhibits.  All of the exhibits hereto are hereby incorporated by
                --------
reference  as  though  fully  set  forth  herein.

Section 8.13.  Plaintiffs' Lead Counsel Authorization.  Plaintiffs' Lead Counsel
               --------------------------------------
on behalf of the Class has been expressly authorized by the Plaintiffs to take all appropriate action required or permitted to be taken by the Class to effectuate its terms and is also authorized by the Plaintiffs to enter into any modifications or amendments to the Revised Stipulation on behalf of the Class.

Section 8.14.  Defendants' Counsel Authorization.  Counsel for the Defendants is
               ---------------------------------
authorized  to  sign  this Revised Stipulation on behalf of each of its clients.

Section  8.15.  Defendants'  Acknowledgment.  The  Defendants hereby acknowledge
                ---------------------------
that various revisions to the terms and conditions of the sale of Class B Interests that were made by the Defendants prior to the consummation of the sale of the Class B Interests, and all of the consideration to be paid to, or on behalf of, the Class and Nominal Defendants pursuant to the terms of the Settlement set forth herein, are attributable to the Action and the efforts of the Plaintiffs and Plaintiffs' Counsel in connection therewith.

Section  8.16.  No  Assignment.  The  Plaintiffs and their counsel represent and
                --------------
warrant that none of the Plaintiffs' alleged claims or causes of action against the Defendants have been assigned, encumbered or in any manner transferred in whole or in part.

ATTORNEYS  FOR  PLAINTIFFS:


      s/Andrew  D.  Friedman
----------------------------
WECHSLER  HARWOOD  HALEBIAN  &  FEFFER  LLP
Andrew  D.  Friedman
488  Madison  Avenue,  8th  Floor
New  York,  NY  10022
(212)  935-7400

LAW  OFFICES  OF  VINCENT  T.  GRESHAM
Vincent  T.  Gresham
6065  Roswell  Road,  Ste.  1445
Atlanta,  GA  30328
(770)  552-5270

GILMAN  AND  PASTOR
Peter  A.  Lagorio
One  Boston  Place
Boston,  MA  02108-4400
(617)  589-3750

BENJAMIN  S.  SCHWARTZ,  CHARTERED
Benjamin  S.  Schwartz
4600  Olympic  Way
Evergreen,  CO   80439
(303)  670-5941

GLANCY  &  BINKOW
Lionel  Z.  Glancy
1801  Avenue  of  the  Stars,  Suite  306
Los  Angeles,  CA   90067
(310)  201-9150

LAW  OFFICES  OF  ALLEN  M.  LERNER
Allan  Lerner
2888  East  Oakland  Park  Boulevard
Fort  Lauderdale,  FL   33306
(305)  563-8111

LAW  OFFICES  OF  JAMES  V.  BASHIAN
500  Fifth  Avenue,  Ste.  2700
New  York,  NY  10110
(212)  921-4100

THOMAS  A.  HOADLEY,  PA
310  Australian  Avenue
Palm  Beach,  FL  33480
(561)  792-9006

GOODKIND,  LABATAN,  RUDOFF  &  SUCHAROW,  LLP
Lynda  J.  Grant
Robert  N.  Cappucci
100  Park  Avenue
New  York,  NY  10017
(212)  907-0700

LASKY  &  RIFKIND,  LTD.
Leigh  Lasky
30  North  LaSalle  Street,  Ste.  2140
Chicago,  IL  60602
(312)  759-7670

HAROLD  B.  OBSTFELD,  P.C.
Harold  B.  Obstfeld
260  Madison  Avenue
New  York,  NY  10116
(212)  696-1212

ATTORNEYS  FOR  DEFENDANTS:


    s/Deborah  L.  Thaxter
--------------------------
NIXON  PEABODY  LLP
Deborah  L.  Thaxter,  P.C.
Gregory  P.  Deschenes
101  Federal  Street
Boston,  MA  02110-1832
(617)  345-1000

Exhibit  A  -  Preliminary  Approval  Order

Exhibit B - Notice of Class Action Determination, Proposed Settlement and Fairness Hearing

Exhibit  C  -  Final  Judgment  and  Order



Those thirteen (13) Partnerships are as follows: American Income 4 Limited Partnership, American Income 5 Limited Partnership, American Income 6 Limited
Partnership, American Income 7 Limited Partnership, American Income 8 Limited Partnership, American Income Partners III-A Limited Partnership, American Income Partners III-B Limited Partnership, American Income Partners III-C Limited Partnership, American Income Partners III-D Limited Partnership, American Income Partners IV-A Limited Partnership, American Income Partners IV-B Limited Partnership, American Income Partners IV-C Limited Partnership, American Income Partners IV-D Limited Partnership.

 Those two (2) Partnerships are American Income Partners V-A Limited Partnership and American Income Partners V-C Limited Partnership.


                                                               EXHIBIT 2.13 EX B
                                                               -----------------

                                    EXHIBIT B
                                    ---------


                       IN THE UNITED STATES DISTRICT COURT
                      FOR THE SOUTHERN DISTRICT OF FLORIDA


LEONARD ROSENBLUM, J/B INVESTMENT PARTNERS, SMALL and REBECCA BARMACK, PARTNERS, BARBARA HALL, HENRY R. GRAHAM, ANNE R. GRAHAM, MARGO CORTELL, PATRICK M. RHODES, BERNICE M. HUELS, GARRETT N. VOIGHT, CLAIRE E. FULCHER, MARCELLA LEVY, RICHARD HODGSON, CITY PARTNERSHIPS, HELMAN PARSONS AND CLEVA PARSONS, on behalf of themselves and all others similarly situated and derivatively on behalf of the Nominal Defendants,

     Plaintiffs,

v.
     Case  No.  98-8030-CIV-Hurley
EQUIS FINANCIAL GROUP LIMITED PARTNERSHIP, a Massachusetts Limited Partnership, EQUIS CORPORATION, a Massachusetts Corporation, GDE ACQUISITION LIMITED PARTNERSHIP, a Massachusetts Limited Partnership, AFG LEASING INCORPORATED, a Massachusetts Corporation, AFG LEASING IV INCORPORATED, a Massachusetts Corporation, AFG LEASING VI INCORPORATED, a Massachusetts Corporation, AFG AIRCRAFT MANAGEMENT CORPORATION, a Massachusetts Corporation, AFG ASIT CORPORATION, a Massachusetts Corporation, AF/AIP PROGRAMS LIMITED PARTNERSHIP, a Massachusetts Limited Partnership, GARY D. ENGLE and GEOFFREY A. MACDONALD,

     Defendants,

AIRFUND I INTERNATIONAL LIMITED PARTNERSHIP, a Massachusetts Limited Partnership, AIRFUND II INTERNATIONAL LIMITED PARTNERSHIP, a Massachusetts Limited Partnership, AMERICAN INCOME 4 LIMITED PARTNERSHIP, a Massachusetts
Limited  partnership,  AMERICAN  INCOME  5  LIMITED PARTNERSHIP, a Massachusetts
Limited  Partnership,  AMERICAN  INCOME  6  LIMITED PARTNERSHIP, a Massachusetts
Limited  partnership,  AMERICAN  INCOME  7  LIMITED PARTNERSHIP, a Massachusetts
Limited  Partnership,  AMERICAN  INCOME  8  LIMITED PARTNERSHIP, a Massachusetts
Limited Partnership, AMERICAN INCOME PARTNERS III-A LIMITED PARTNERSHIP, a Massachusetts Limited Partnership, AMERICAN INCOME PARTNERS III-B LIMITED PARTNERSHIP, a Massachusetts Limited Partnership, AMERICAN INCOME PARTNERS III-C LIMITED PARTNERSHIP, a Massachusetts Limited Partnership, AMERICAN INCOME PARTNERS III-D LIMITED PARTNERSHIP, a Massachusetts Limited Partnership,
AMERICAN INCOME PARTNERS IV-A LIMITED PARTNERSHIP, a Massachusetts Limited Partnership, AMERICAN INCOME PARTNERS IV-B LIMITED PARTNERSHIP, a Massachusetts Limited Partnership, AMERICAN INCOME PARTNERS IV-C LIMITED PARTNERSHIP, a Massachusetts Limited Partnership, AMERICAN INCOME PARTNERS IV-D LIMITED PARTNERSHIP, a Massachusetts Limited Partnership, AMERICAN INCOME PARTNERS V-A LIMITED PARTNERSHIP, a Massachusetts Limited Partnership, AMERICAN INCOME PARTNERS V-B LIMITED PARTNERSHIP, a Massachusetts Limited Partnership, AMERICAN INCOME PARTNERS V-C LIMITED PARTNERSHIP, a Massachusetts Limited Partnership, AMERICAN INCOME PARTNERS V-D LIMITED PARTNERSHIP, a Massachusetts Limited Partnership, AMERICAN INCOME FUND I-B, a Massachusetts Limited Partnership, AMERICAN INCOME FUND I-C, a Massachusetts Limited Partnership, AMERICAN INCOME FUND I-D, a Massachusetts Limited Partnership, AMERICAN INCOME FUND I-E, a Massachusetts Limited Partnership, AFG INVESTMENT TRUST A, a Delaware business trust, AFG INVESTMENT TRUST B, a Delaware business trust, AFG INVESTMENT TRUST C, a Delaware business trust, and AFG INVESTMENT TRUST D, a Delaware business trust,

     Nominal  Defendants.

     5

                            ORDER AND FINAL JUDGMENT
                            ------------------------


     This matter having come before the Court on the application of the parties for approval of the settlement set forth in the Revised Stipulation of Settlement dated January 29, 2002 and the exhibits annexed thereto, as amended by the agreement of the parties dated June 11, 2002 (the "Revised Stipulation") relating to the claims of the Class that was conditionally certified for settlement purposes by this Court's Preliminary Approval Order dated March 1, 2002 in the above-captioned Action (the "Settlement"), and the Court having considered all papers filed and proceedings had herein and otherwise being fully informed in the premises and good cause appearing therefor,

     ORDERED,  ADJUDGED  AND  DECREED  THAT:

     1. For purposes of this Final Judgment, the Court adopts and incorporates by reference the definitions contained in the Revised Stipulation.
     2. This Court has jurisdiction over the subject matter of this litigation, over all actions within this litigation and over all parties to this litigation, including all members of the Settlement Class.

     3. This Court hereby approves the Settlement and the transactions contemplated thereby with respect to the Settlement Class and the Operating Partnerships, and finds, in accordance with Rule 23 and 23.1 of the Federal Rules of Civil Procedure, that the Settlement is in all respects, fair, reasonable and adequate, and directs implementation of all of its terms and provisions with respect to the Operating Partnerships and the Class. The Class, as defined in the Settlement and Preliminary Approval Order, consists of all persons and entities who owned Units of any of the Operating Partnerships as of this Court's Order dated March 1, 2002.

     4. The Court hereby finds that, (a) the benefits provided under the Settlement compare favorably to the likely recovery at trial; (b) the claims asserted in the Action are complex and the alternative to the Settlement now would be lengthy, burdensome and expensive litigation; (c) the Settlement was reached at a stage in the litigation sufficient to assure that counsel for the parties had sufficient information regarding the strength and weaknesses of the claims and defenses so as to make reasoned judgments concerning the Settlement of the Action; (d) Plaintiffs' Lead Counsel and the ten other law firms representing the plaintiffs ("Class Counsel") are well qualified and have substantial experience in class action and other complex litigation on behalf of investors, and it is the collective judgment of Class Counsel that the benefits of the Settlement outweigh the delay and risk of proceeding to trial; (e) the substance and amount of opposition to this Settlement, from three out of over fourteen thousand members of the Class, was small and the objections were resolved, in large part, by the parties' agreement to amend the Revised Stipulation to clarify the intent of the parties as to a clause previously set forth in subsection 2.2(f) of the Revised Stipulation; and (f) the Settlement resulted from arms' length bargaining between the parties and there is no evidence that the Settlement is the product of collusion.

     5. It is appropriate to finally certify the Class defined in the Revised Stipulation and in Paragraph 3 hereof, for settlement purposes only, and without prejudice to further litigation in the event the Revised Stipulation does not become effective (as described in the Revised Stipulation). With respect to the certification of the Class solely for, and contingent upon, the Settlement of the Action, this Court finds: (A) the members of the Class are so numerous that joinder of all Class members in this Action is impracticable; (B) there are common questions of law and fact which predominate over any individual questions; (C) the claims of the Plaintiffs are typical of the respective claims of the Class; (D) the Class is adequately represented by the Plaintiffs who have fairly and adequately represented and protected the interests of all of the Class members, have no interests which conflict with the interests of the Class, and have retained counsel who are well qualified and highly experienced in the representation of limited partners in class and derivative actions similar to the Action; and (E) a class action is superior to other available methods for the fair and efficient adjudication and settlement of the controversy, considering, among other matters, (i) the interest of the members of the Operating Partnership Sub-Class in individually controlling the prosecution and settlement of separate actions, (ii) the extent and nature of any litigation concerning the controversy already commenced by or against members of the Class,
(iii) the desirability or undesirability of concentrating the litigation of these claims in this particular forum, and (iv) the difficulties likely to be encountered in the management of this Action.

     6. This Court hereby dismisses the Class and Derivative Action Complaint, and each and every claim stated therein brought by or on behalf of the members of the Class and the Operating Partnerships, on the merits and with prejudice as against the Defendants and without costs to any of the parties, as against any other party, except as set forth in the Revised Stipulation.

     7. Defendants and the Released Parties are hereby and forever acquitted, released and discharged by each Plaintiff and Class Member and Releasing Parties with respect to any and all Settled Claims as set forth in
Section  3.2  of  the  Revised  Stipulation.

     8. Each Plaintiff and Class Member and Releasing Parties is hereby deemed conclusively to have compromised, settled, discharged, dismissed and released any and all rights, claims or causes of action against the Defendants and Released Parties arising out of or based upon the Settled Claims and is hereby forever barred and enjoined from asserting, either directly or indirectly, any Settled Claims against any of the Defendants and Released Parties.

     9. On March 1, 2002, the Court entered an Order Preliminarily Approving the Settlement by which it approved the form of Notice of Class Action Determination, Proposed Settlement and Fairness Hearing (the "Notice") and ordered that copies of the Notice be sent by mail to all Members of the Class at the addresses set forth in the books and records maintained by the Operating Partnerships. Pursuant to and in accordance with such order, the Notice was provided to the Class members. The Notice given to the Class pursuant to the Revised Stipulation was the best notice practicable under the circumstances. Said Notice provided due and adequate notice to all Class Members of all material elements of the Action, the terms and conditions of the Settlement, the request for attorneys' fees and expenses and all relevant proceedings in the Action. Said Notice fully satisfied the requirements of Rules 23(c)(2) and 23(e) of the Federal Rules of Civil Procedure and the United States Constitution.

     10. Without affecting the finality of this Final Judgment in any way, this Court hereby retains continuing jurisdiction: (a) over implementation of the Settlement and all distributions to the Plaintiffs and Class Members pursuant to further orders of this Court; (b) over the Action until the final judgment contemplated hereby has become effective and each and every act agreed to be performed by the parties shall have been performed pursuant to the Settlement; and (c) over all parties to the Action for the purpose of enforcing and administering the Revised Stipulation.

     11. If the Settlement does not become final and effective, then this Final Judgment shall be rendered null and void ab initio and be vacated and the
                                                -- ------
Settlement and all orders entered in connection therewith shall be rendered null and void, except for the provisions of the Revised Stipulation concerning the payment of the costs of Notice, and the Action shall be reinstated with the parties having all rights as existed prior to the execution of the Revised Stipulation.

     12. Class Counsel in the Action are awarded attorneys' fees and reimbursement of costs and expenses incurred from May 7, 1999 through May 30, 2002, in the aggregate amount of $1,166,667.00, which is to be paid, pursuant to the terms of the Revised Stipulation, to Plaintiffs' Lead Counsel who will allocate $100,000.00 of such amount among the Plaintiffs for incentive awards approved by the Court and the remainder among Class Counsel.

     13. In accordance with Section 47(b) of the Investment Company Act of 1940, as amended (the "1940 Act"), the Court finds, under the circumstances surrounding the Revised Stipulation and the transactions contemplated thereby, enforcement of this Settlement and any contracts entered into, or to be entered into, by the Operating Partnerships and their affiliates (a) would produce a more equitable result than would non-enforcement, and (b) would not be inconsistent with the purposes of the 1940 Act, as described in Section 1 of that Act. Accordingly, even if any of the Operating Partnerships is now, or has been, an "investment company," as that term is defined in Section 3 of the 1940 Act, this Order shall be enforceable and binding on the parties hereto, notwithstanding Section 7 of the 1940 Act. Nothing herein shall be deemed to constitute either (a) a finding by the Court, or (b) an admission or acknowledgment by any party hereto that any Operating Partnership is now, or has been, an "investment company" within the meaning of Section 3 of the 1940 Act.

     14. This Court hereby decrees that neither the Settlement, this Final Judgment, nor the fact of settlement are an admission or concession by the Defendants of any liability or wrongdoing whatsoever. This Final Judgment is not a finding of the validity or invalidity of any claims in the Action or of any wrongdoing by the Defendants. Neither the Settlement, nor this Final Judgment, nor the fact of settlement, nor the settlement proceedings, nor the settlement negotiations, nor any related documents shall be used or construed as an admission of any fault, liability or wrongdoing by any person or entity or shall be offered or received in evidence as an admission, concession, presumption or inference against any party in any proceeding other than such proceedings as may be necessary to consummate or enforce the Settlement.

     DONE AND SIGNED in Chambers at West Palm Beach, Florida, this 12th day of June, 2002.

     /s/  Daniel  T.K.  Hurley
     -------------------------
Daniel  T.K.  Hurley
United  States  District  Judge


Copies  To  All  Counsel  Of  Record